      	   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
            	          WASHINGTON, D.C. 20549

      	                       FORM SB-2/A
                                 Amendment No. 1

      	REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

            	              BIDBAY.COM, INC.
            	(Name of small business issuer in its charter)

NEVADA                                   95-4814876
------                                   ----------
(State or jurisdiction of                (I.R.S. Employer
incorporation or organization)           Identification No.)

  7209 Foothill Blvd, Tujunga, California, 91042; Telephone (818) 951-5755
  ------------------------------------------------------------------------
        (Address and telephone number of principal executive offices)

  7209 Foothill Blvd, Tujunga, California, 91042; Telephone (818) 951-5755
  ------------------------------------------------------------------------
                 (Address of principal place of business or
                    intended principal place of business)

   Michael Cane Esq., 2300 W. Sahara, #500, Box 18, Las Vegas, NV 89102;
                                 (702)312-6255
    --------------------------------------------------------------------
         (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.                   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration
statement for the same offering.                                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration
statement for the same offering.                                          |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434,
check the following box.                                                  |__|

                     CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
TITLE OF EACH                     PROPOSED     PROPOSED
CLASS OF                          MAXIMUM      MAXIMUM
SECURITIES                        OFFERING     AGGREGATE     AMOUNT OF
TO BE            AMOUNT TO BE     PRICE PER    OFFERING      REGISTRATION
REGISTERED       REGISTERED       UNIT (1)     PRICE (2)     FEE (2)
----------------------------------------------------------------------------
Common Stock     6,000,000 shares $10.00       $60,000,000   $15,000.00
Common Stock       234,000 shares $10.00(1)    $ 2,340,000(2)$ 1,500.00
Total                                                        $16,500.00
----------------------------------------------------------------------------
(1) Selling shareholder's stock registration fee was based on a bona fide estimate of the maximum offering price pursuant to Rule 457(a) of Regulation C.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                         COPIES OF COMMUNICATIONS TO:
                             Michael A. Cane, Esq.
                        2300 W. Sahara Blvd., Suite 500
                              Las Vegas, NV 89102
                                (702) 312-6255

                              P R O S P E C T U S

                               BIDBAY.COM, INC.

                  6,000,000 Shares     $10.00 Per Share
                 234,000 separate shares of common stock

                            -----------------------

          Investing in BidBay.com, Inc. involves significant risks. Investors need to read the "Risk Factors" beginning on page 3
                            -----------------------

                                                 Per Share     Total
                                                 ---------     ------
Public Offering Price ...........................$10.00        $60,000,000
Estimated Selling Discounts and Commission -
  only if brokers are used ......................$ 1.50        $ 9,000,000

Estimated Proceeds to BidBay.com ................$ 8.50        $51,000,000

BidBay.com will receive no part of the proceeds from the sale of the 234,000 separate shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.


The Date of this prospectus is

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                         TABLE OF CONTENTS
                                                              PAGE
                                                              -----
Prospectus Summary................................................3
Risk Factors .....................................................4
Use of Proceeds ..................................................7
Determination of Offering Price ..................................8
Dilution .........................................................8
Selling Shareholders .............................................9
Plan of Distribution ............................................10
Legal Matters ...................................................12
Directors, Executive Officers, Promoters and Control Persons ....13
Principal Shareholders ..........................................14
Description of Securities .......................................15
Interest of Named Experts and Counsel ...........................17
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities.......................................17
Description of Business .........................................18
Management's Discussion and Analysis or Plan of Operations ......22
Management's Discussion and Analysis of Financial Condition &
Results of Operation ............................................23
Description of Property .........................................24
Certain Relationships and Related Transactions ..................24
Market for Common Equity and Related Stockholder Matters ........27
Executive Compensation ..........................................27
Financial Statements ............................................28
Changes in and Disagreements with Accountants ...................29
Legal Opinion ...................................................29
Experts .........................................................29
Where You Can Find Additional Information .......................29

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                             PROSPECTUS SUMMARY

BidBay.com

BidBay.com owns and operates an Internet auction site. Incorporated in December, 1999, its site became operational in January, 2000. Its user base has grown to over 5 million registered members who may either buy or sell personal property in an auction format at the site. BidBay.com was featured with eight other standard auction sites in the May, 2001 issue of "Consumer Reports" and received a "Good" rating for its site design and navigation. Since January 15, 2000, BidBay.com has hosted over 7,500,000 auctions. At the present time, BidBay.com hosts over 100,000 auctions at any given time.

Through December 31, 2000, BidBay.com accumulated a deficit of $5,769,240. Management believes it can sustain current operations, without creating new growth, on revenues of $100,000 per month. Generating only negligible revenues through the first 8 months of operations, BidBay.com began promoting advertising at its site for third party advertisers in September, 2000 and generated revenues of over $200,000 by the end of 2000. BidBay.com has averaged $100,000 in advertising revenue per month for the first three months of 2001. BidBay.com began charging auction listing fees on May 1, 2001.

Even though BidBay.com is arguably generating sufficient advertising revenue to break even on its operations, management believes
DidBay.com needs $5,000,000 in equity capital from this offering to sustain its rapid growth.

BidBay.com's principal executive offices are located at 7209 Foothill Blvd., Tujunga, California, 91042. Our telephone number is (818) 951-5755 and our facsimile number is (818) 951-4369.

The Offering

Securities Offered
6,000,000 shares of BidBay.com common stock at $10.00 per share.
234,000 separate shares may also be sold from time to time by selling security holders at prevailing prices or prices negotiated by them.

Use of Proceeds
Net proceeds from this offering will be used to maintain and upgrade our web site and provide working capital for our business operations. The balance of the proceeds will be used to aggressively market our web site and grow our user base. We will not receive any benefits from the proceeds from the sale of the separate shares.

This offering
will expire	This offering will close whenever all of the shares are
sold, or nine months after the effective date of this prospectus, whichever is sooner.

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                          RISK FACTORS

SINCE THERE IS NO MINIMUM OFFRING AMOUNT, THE FIRST INVESTORS IN
THE OFFERING ARE AT GREATER RISK IN THE EVENT SUFFICIENT FUNDS
ARE NOT RAISED IN THE OFFERING TO FUND OUR CONTINUED GROWTH

BidBay.com is dependant upon the proceeds of this offering to continue to implement its business plan which calls for dynamic growth. There is no minimum offering amount assigned to this offering. Accordingly, upon acceptance of offering subscriptions, the proceeds of such subscriptions are immediately transferred into the operating account of BidBay.com and used to conduct the business affairs of BidBay.com. In the event BidBay.com is not successful in raising sufficient capital in this or other offerings to continue its business development, it is likely that subscribers that have invested will lose their investments.

PURCHASERS MAY NOT BE ABLE TO SELL THEIR SHARES FOR WHAT THEY
PAID SINCE THE SHARE OFFERING PRICE WAS ARBITRARILY DETERMINED

We have funded the start-up of our business through the sale of equity capital. We have recently sold capital stock for $2.50 per share. The price of the shares in this offering was arbitrarily set at $10.00 per share. The price was based in part on our observations of the market performance of the stocks of other companies in or industry. At the present time there is no market for our common stock. Even if a market develops, there can be no assurance that the stock will trade at levels that will enable a purchaser to recover his or her investment.

IF WE ARE NOT ABLE TO LIST OUR STOCK ON AN EXCHANGE, IT IS
UNLIKELY PURCHASERS WILL BE ABLE TO LIQUIDATE THEIR INVESTMENTS.

There is no market for our common shares. Management intends to obtain a trading symbol on the OTC Bulletin Board and eventually on the NASDAQ stock market. There can be no assurance that we will be able to do so. If we are not able to obtain a listing on the OTC Bulleting Board or on an exchange, we will not be able to develop a market for the stock. In this event, it would be very difficult for purchasers to liquidate there investments.

WE HAVE LIMITED OPERATING HISTORY WHICH MAKES IT MORE LIKELY OUR
BUSINESS WILL FAIL AND SHAREHOLDERS WILL LOSE THEIR INVESTMENTS.

BidBay.com was organized on December 21, 1999. We have only a limited operating history on which you can base an evaluation of our business and prospects. As an online commerce company still relatively early in our development, we face substantial risks, uncertainties, expenses and difficulties. Many online auction sites have not succeeded in building their user base and converting to a revenue generating format in time to become economically viable. Instead, they have closed their web site when their seed capital was gone. BidBay.com will have to succeed where many have failed if they are to become an economically viable Internet auction site.

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UNLESS WE OBTAIN  ADDITIONAL FINANCING WE WILL NOT BE ABLE TO
CARRY OUT OUR BUSINESS PLAN

We had cash in the amount of $60,247 at December 31, 2000. Our business plan calls for significant expenses to support the continued growth of our online auction site and related marketing expenses. We will require additional financing in order to implement our full business plan and to sustain our business growth.

The Independent Auditor's Report to BidBay.com's audited financial statements for the period ended December 31, 2000 indicate that there are a number of factors that raise substantial doubt about the ability of BidBay.com to continue as a going concern. Such factors identified in Note 2 are:
BidBay.com was only recently formed, has incurred losses since its inception, has current liabilities in excess of current assets and has not yet been successful in establishing profitable operations. BidBay.com will not be able to expand its operations as planned without obtaining additional financing in the near future. Even though current revenues may be sufficient to maintain our current site and maintain current levels of operations, we must anticipate the need to constantly assimilate new technologies and gain market share in light of our competition. It is possible that our business revenues will increase at a sufficient rate to fund all needed growth. Otherwise, we believe we will need $5,000,000 in equity capital financing to fund needed growth over the next 12 months. If this financing is not available or obtainable, investors may lose a substantial portion or all of their investment. There can be no assurance that additional financing, when necessary, will be available to BidBay.com on acceptable terms, or at all.

IF WE ARE NOT SUCCESSFUL  IN  MANAGING OUR GROWTH OUR BUSINESS
WILL SUFFER

We currently are experiencing a period of expansion in our business, and we anticipate that further expansion will be required to address potential growth in our customer base and number of listings, and our expansion into new geographic areas, types of goods and alternative methods of sale. This expansion has placed, and we expect it will continue to place, a significant strain on our management, operational and financial resources. If we are not successful in managing our growth, we will not achieve the success we envision for our business.

IF WE LOSE OUR KEY PERSONNEL OUR BUSINESS WILL SUFFER

Our future performance will be substantially dependent on the continued services of our senior management and other key personnel. Our future performance also will depend on our ability to retain and motivate our other officers and key employees. The loss of the services of any of our executive officers or other key employees could harm our business. We do not carry "keyperson" life or long term disability insurance to protect against this risk.

BECAUSE MR. TANNOUS  WILL OWN 52.7% OF OUR OUTSTANDING CAPITAL
STOCK FOLLOWING THE OFFERING, FUTURE CORPORATE DECISIONS WILL BE
CONTROLLED BY HIM AND PURCHASERS MUST RELY ON HIS DECISIONS

After this offering, Mr. George Tannous will own or control 27,599,400 shares or 52.7% of the issued and outstanding capital shares of BidBay.com. Accordingly, he will have the control necessary to determine the outcome of all corporate transactions or other matters, including the

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power to elect all of the directors.  The interests of Mr.
Tannous may differ from the interests of the other stockholders.
This concentration of ownership may have the effect of delaying, deferring or preventing an acquisition of BidBay.com and may adversely affect the market price of our common stock. Mr. Tannous paid considerably less for his shares than the amount to be paid by investors who purchase in this offering.

OUR BUSINESS MAY BE HARMED BY OUR USERS USING OUR WEB SITE IN AN
ILLEGAL OR FRAUDULENT MANNER

The law relating to the liability of providers of online services for the activities of their users on their service is currently unsettled. We are aware that certain goods, such as firearms, other weapons, adult material, tobacco products, alcohol and other goods that may be subject to regulation by local, state or federal authorities, could potentially be listed and traded on our service. Items might also be listed of which the seller is not the rightful owner or a seller may attempt to consummate a sale in a fraudulent manner. We may be unable to prevent the sale of unlawful goods, or the sale of goods in an unlawful manner, by users of our service, and we may be subject to allegations of civil or criminal liability for unlawful activities carried out by users through our service.

IF  SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN
BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE

The selling shareholders are offering 234,000 shares of our common stock through this prospectus. Other shareholders also own stock they may decide to sell. Shareholders are not restricted
in the price they may charge for their stock.   Our common stock
is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading may cause that
market price to decline.   Moreover, an offer or sale of large
numbers of shares at any price may cause the market price to fall.

IF INVESTORS IN OUR PREVIOUS PRIVATE OFFERING BECOME DISSATISFIED
WITH THEIR INVESTMENT, WE MAY BECOME SUBJECT TO SECURITIES
LITIGATION THAT WOULD RESULT IN A HARMFUL DIVERSION OF OUR
BUSINESS RESOURCES

In 2000, BidBay.com conducted a private offering through which it raised approximately $4,500,000. Disclosure materials were given to all investors in the private offering. Even though management believes the disclosure materials were adequate in all material respects for purposes of informing the investors of the material facts surrounding the private placement, if the private placement investors ever become dissatisfied with their investment, they may bring a shareholder lawsuit. Any such lawsuit would likely allege the offering materials were deficient in some material respect and seek rescission of their investment. Any such lawsuit would have a material adverse affect on the financial resources of BidBay.com.

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                         USE OF PROCEEDS

The net proceeds from the placement of the stock will be used to further develop and operate the Internet web site and market the sale of its services. BidBay.com will have the discretion to reallocate the proceeds of this offering among the various categories described in this offering.

Should we raise less than the full offering, we intend to scale down our budget accordingly. The table below demonstrates our estimated use of proceeds if 50% of the offering is sold and if 10% of the offering is sold.

We will not receive any proceeds from the sale of shares offered by the selling security holders. We will receive up to $51,000,000, which figure is net of a 15% commission if a broker-dealer is used to sell the offering and if all of the 6,000,000 common shares offered by us on a "best efforts" basis at $10.00 per share are purchased. If we sell less than 6,000,000 common shares, the net proceeds will be adjusted accordingly. We intend to use any proceeds from such sale for the approximated expenses set forth below:

Assuming the following
percentage are sold:            100%                 50%                 10%

Sales & Marketing Expense

Advertising              $18,000,000         $11,750,000          $  900,000
Literature                 1,000,000           1,000,000             100,000
Promotions                 2,000,000           2,000,000             350,000
Sales Staff	                 500,000             500,000             100,000
Support Staff                500,000             500,000             100,000
Trade Shows                1,000,000           1,000,000             100,000
Travel                       250,000             250,000              50,000
                         ---------------------------------------------------
   Total Sales &
     Marketing           $23,250,000         $17,000,000          $1,700,000

General & Administrative Expenses

Accounting Services      $   150,000         $   150,000          $  150,000
Customer Support           1,000,000           1,000,000             400,000
Hosting Fees                 160,000             160,000             160,000
Legal Services	            50,000              50,000              50,000
Management Salaries          800,000             800,000             400,000
Office Rent                   75,000              75,000              75,000
Office Supplies               24,000              24,000              24,000
Payroll Tax                  180,000             180,000             180,000
Phone                         36,000              36,000              36,000
                         ---------------------------------------------------
   Total G & A Expense   $ 2,475,000         $ 2,475,000          $1,475,000

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Research & Development Expenses

Application Development  $    250,000        $   175,000          $  175,000
Hardware & Equipment        2,500,000          1,525,000           1,525,000
                         ---------------------------------------------------
   Total R & D Expense     $2,750,000        $ 1,700,000          $1,700,000

Offering Costs
Accounting               $     38,000        $    38,000          $   38,000
Attorney fees                  50,000             50,000              50,000
Printing Expense                5,000              5,000               5,000
Standard & Poors Application    5,000              5,000               5,000
SEC registration               16,500             16,500              16,500
Transfer Agent                  2,000              2,000               2,000
                         ---------------------------------------------------
   Total Registration/Filing
    fees                  $   116,500        $   116,500          $  116,500

Working Capital           $22,408,500        $ 4,206,500          $  108,500
                         ---------------------------------------------------
   Total Gross Proceeds   $51,000,000        $25,500,000          $5,100,000



                        DETERMINATION OF OFFERING PRICE


Prior to this offering there has been no market for the common stock of BidBay.com. We have recently sold shares in a private offering for the purchase price of $2.50 per
share.   The private offering price of restricted stock,
however, was not used in determining the offering price in this offering. Rather, in determining the common share offering price for this public offering, the board of directors studied the stock trading levels of Internet companies similar to ours. It compared our user base to theirs and used that comparison to estimate a share price pro rata to theirs.

Our share offering price bears no relationship to BidBay.com's assets, net worth, or earnings. From that perspective the offering price is an arbitrary price as set by the board of directors.

                             DILUTION

An investment in this offering will undergo immediate dilution when compared with the net tangible assets of BidBay.com. The following table illustrates the per share dilution in net tangible book value to new investors if 100% of the entire offering is sold, if 50% of the offering is sold and if 10% of the offering is sold.

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   Percent of offering sold          100%          50%          10%
   Public offering price per Share   $10.00        $10.00       $10.00
   Net tangible book value
    per share as of
    December  31, 2000              ($0.029)      ($0.029)     ($0.029)
   Increase per share
    attributed to investors
    in this offering                 $0.877        $0.463       $0.097
   Net tangible book
    value per share as
    of December 31, 2000,
    after this Offering              $0.848        $0.434       $0.068
   Net tangible book
    value dilution per
    share to new investors           $9.152        $9.566       $9.932
   Net tangible book
    value dilution per
    share to new investors
    expressed as a percentage        91.52%        95.66%       99.32%

                         SELLING SECURITY HOLDERS

The following table sets forth the names of the selling security holders, the number of shares held by each security holder prior to the offering, the number of shares which may be offered for sale from time to time by the selling security holders and the amount and percentage of shares to be owned by such security holder after the offering is complete.

                                               Total
                      Shares    Total Number   Shares To
                      Owned     Of Shares To   Be Owned    Percent
                      Prior     Be Offered     Upon Com-   Owned Upon
Name Of               To This   For Selling    Pletion Of  Completion
Selling   	          Offer-    Shareholders   This        Of This
Stockholder           Ing       Account        Offering    Offering(3)
-------------------------------------------------------------------------
Wester Cooley(1)      20,000          10,000       10,000     below 1%
John Adams		     2,000           1,000        1,000     below 1%
Joseph Bartfay        50,000           5,000       45,000     below 1%
Bryan Fannon           2,000           1,000        1,000     below 1%
Susan Mivelaz          6,000           6,000            0     below 1%
Yvonne Van Hoek(1)    20,000          10,000       10,000     below 1%
Dores Yockel           5,000           1,000        4,000     below 1%
George Tannous(1)  9,599,400         100,000    9,316,400(2)     17.8%
Donald Dayer       9,800,900         100,000    9,517,900        18.2%

(1) Each of these persons is an officer and/or director of BidBay.com.
(2)  Mr. Tannous holds a 60% interest in George Tannous and
     Affiliates, Inc. which owns a 59% interest in BidBay.com.
     This figure does not include that indirect ownership interest.

(3) Percentage based upon 52,357,140 common shares issued and outstanding as of January 9, 2001.

                       PLAN OF DISTRIBUTION

Shares offered by BidBay.com

The following officers and directors will sell on a best efforts basis 6,000,000 shares of the common stock being offered through this prospectus in behalf of BidBay.com.

     Name                           Positions
    ------                          ----------
    George Tannous                  Director, president and
                                    chief executive officer
    Yvonne Van Hoek                 director and vice president
    Wester Cooley                   director and vice president

In order to make the necessary sales, the officers and directors plan to directly contact selected individuals and entities with whom they have a prior relationship and whom they believe will have an interest in the offering. We will not pay any commission on any sales of shares by the officers and directors. Management may enter into an underwriting agreement for this offering at a later date and at that time pay a commission to any participating underwriters.

We are offering the shares on a self-underwritten basis.
There is no minimum number of shares required to be sold in this offering.

In order to subscribe for shares, an investor must complete and execute the form of subscription agreement attached to this prospectus and deliver the executed subscription agreement to us together with payment of the purchase price.

We may reject or accept any subscription in whole or in part at our discretion. We may close the offering or any portion of the offering, without notice to subscribers. We may immediately use the proceeds obtained from the offering.

Upon our acceptance of a subscription agreement, we will deliver to each subscriber a copy of the fully executed agreement evidencing the number of shares subscribed for. If we do not accept a subscription or any portion of a subscription, the amount of the subscription not accepted will be returned by us to the subscriber.

Shares offered by selling security holders

The selling shareholders may sell some or all of their 234,000 shares of common stock being registered in this offering in one or more transactions, including block transactions:

* On such public markets or exchanges as the common stock may from time to time be trading;
*  In privately negotiated transactions;

*  Through the writing of options on the common stock;
*  In short sales; or
*  In any combination of these methods of distribution.

The sales price to the public may be:

1.  The market price prevailing at the time of sale;
2.  A price related to such prevailing market price; or
3. Such other price as the selling shareholders determine from time to time.

The shares held by officers and directors may not be sold until the offering by BidBay.com has been closed.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.

Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

* Not engage in any stabilization activities in connection with our common stock;

* Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

* Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

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                          LEGAL MATTERS


State regulation of private placement

From February, 2000, through January, 2001, BidBay.com sold shares of preferred stock in a private offering to investors residing in approximately 30 states. The private offering was sold pursuant to Rule 506 promulgated under the Securities Act of 1933. A Form D describing the offering was filed with the U.S. Securities and Exchange Commission and with the securities regulators in each of the states where the stock was sold.

The stock was sold for BidBay.com by Mr. Donald Dayer. Mr. Dayer owns 18.7% of the outstanding stock of BidBay.com. He is not, nor ever has been, an officer or director. He sold the stock as an independent contractor pursuant to a written contract. John Montgomery was a selling agent for Mr. Dayer. Otherwise, Mr. Montgomery has no connection with BidBay.com.

Upon receiving the Form D, seven or eight states made inquiry into the offering and requested additional information. Pennsylvania and Utah initiated enforcement actions. BidBay.com has not heard further from any of the other states about the private offering.

Utah's contention was that Mr. Dayer had received commissions for the sale of stock in Utah without being licensed to sell securities in Utah. Utah levied a fine of $1,000. It was also agreed by BidBay.com that unlicensed brokers would not be paid commissions in the future for sales of securities in the state of Utah.

On August 22, 2000, Pennsylvania issued against BidBay.com and Dayer a summary order to cease and desist, ordering that BidBay.com, Dayer and all successors and agents cease and desist from offering and selling BidBay.com securities within Pennsylvania in violation of the Pennsylvania Securities Act of 1972 (the "Pennsylvania Act"). The cease and desist order was predicated upon BidBay.com's use of offering materials which allegedly omitted material facts necessary to make the statements made in the offering materials, in light of the circumstances under which they were made, not misleading. On December 21, 2000, Pennsylvania brought an action in its Commonwealth Court alleging the cease and desist order had been violated when Mr. Montgomery as agent for Dayer and by implication, BidBay.com, offered BidBay.com securities for sale in Pennsylvania in late October, 2000.

The parties settled. Based upon the settlement, the court ordered that:

* Dayer, Montgomery and BidBay.com are enjoined from committing any violations of the Act;
* Dayer and Montgomery repay Pennsylvania investors commissions collected by Dayer and Montgomery on stock sales in Pennsylvania;
* BidBay.com offer rescission on all stock sales in Pennsylvania which total

    $25,000 in the aggregate;
*  Defendants pay jointly $3,000 in civil penalties;
* Defendants pay jointly $1,000 which represents Pennsylvania's costs in the proceeding.

Injunction against Donald Dayer

Mr. Dayer, one of the original promoters and 18.7% stockholder of BidBay.com, is the subject of an injunction obtained by the Federal Trade Commission (FTC) in the U.S. District Court for the Central District of California for allegations tied to the fraudulent telemarketing of investments in Federal Communications Commission (FCC)
paging licenses (FTC Injunction).   The FTC Injunction final
order restrains Dayer from "the advertising, promotion, offering for sale or sale of any application preparation service for licenses issued by the FCC, any investment, or any telemarketed product or any telemarketed service related in any way to any license issued by the FCC.."
Accordingly, the FCC Injunction relates only to FCC licenses. Mr. Dayer has not violated the FCC Injunction and his activities for BidBay.com were not in violation of the FCC Injunction.

    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following persons are the current executive officers and directors of BidBay.com:

NAME                       AGE         POSITION(S)
George Tannous              44         director, president and chief
                                       executive officer
Yvonne Van Hoek             35         director and vice president
Wester Cooley               68         director and vice president
Fredrick Grossi             47         chief financial officer

Directors are elected by the shareholders annually.

George Tannous, EA, is a former IRS Agent who specializes in taxation and related financial matters. He graduated with honors from Regis University in Denver, Colorado, and owned and operated several diverse businesses before joining the Internal Revenue Service. From 1995 to the present, Mr. Tannous has been the president of George Tannous & Affiliates Inc., a tax consulting and preparation firm. In January, 2000, he also became the chief executive officer and a director of BidBay.com, positions which he continues to hold. Mr. Tannous has lectured extensively at the college level on career planning in the areas of taxation and financial issues, and how they impact individuals, partnerships, and corporations. He has been honored by the IRS with certificates of merit for his work with the elderly and indigent, and for his work with the victims of the Los Angeles riots.

Yvonne Van Hoek is a licensed tax preparer through the State of California. From 1995 through September 1998, she was the assistant manager of accounting division for Crestview Medical Group. From September, 1998, through January, 2000, she was a certified tax preparer for George Tannous & Affiliates Inc. From January, 2000, to the present she has been a director and a vice president of BidBay.com.

Wester Cooley is a former United States Congressman serving from 1995 to 1997 as Congressman for the 2nd district of Oregon. From 1997 to the present has been self employed in real estate development and investment. In January, 2000, he became a director and a vice president of BidBay.com, positions which he continues to hold. Prior to 1995 he served as a State Senator from the state of Oregon. Mr. Cooley has held the position of Vice President of Regulatory affairs with Viratek, Inc.

Fredrick Grossi, EA, is an Enrolled Agent with the
Department of Treasury. From 1995 to the present he has been the president of Grossi & Associates, a company engaged in the business of tax preparation and representation. In December, 2000, he became the chief financial officer of BidBay.com. Fred has held the position of chief financial officer for Teletron, Inc., a telecommunications company which has now gone into bankruptcy.

Promoters and Control Persons

In addition to George Tannous who is a director and executive officer of BidBay.com, Donald Dayer has been a promoter and control person of BidBay.com. Mr. Dayer owns 18.7% of the issued and outstanding stock of BidBay.com and has played a significant role in the business development of BidBay.com. Mr. Dayer has never been an officer, director or employee of BidBay.com. Rather, his services for BidBay.com have been rendered pursuant to contracts with BidBay.com in his capacity as an independent contractor.

Since 1996 to the present, Mr. Dayer has been self employed as a consultant to businesses in business development, marketing and in raising capital. Mr. Dayer has an injunction against him which prevents him from selling investments associated with FCC licenses unless he posts a bond. Mr. Dayer's work for BidBay.com has not violated the injunction. For more information about the injunction, see the discussion under the heading "Legal Matters" in this prospectus.

PRINCIPAL SHAREHOLDERS

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of January 9, 2001, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                  Name and address        Amount of               Percent
Title of class    of beneficial owner	beneficial ownership    of class(1)
                  -------------------     --------------------    -----------
Common Stock      George Tannous &
                  Affiliates Inc.         30,000,000 shares(4)    57.3%
                  7209 Foothill Blvd.
                  Tujunga, CA  91042

Common Stock      George Tannous          27,599,400 shares(2)    52.7%(2)
                  7209 Foothill Blvd.
                  Tujunga, CA  91042

Common Stock      Donald Dayer             9,800,900 shares       18.7%
                  9925 Commerce Ave.
                  Tujunga, CA  91042

Common Stock      Yvonne Van Hoek             20,000 shares		*(3)
                  7209 Foothill Blvd.
                  Tujunga, CA  91042

Common Stock      Wester Cooley               20,000 shares       *(3)
                  7209 Foothill Blvd.
                  Tujunga, CA  91042

Common Stock      Fredrick Grossi                 -0-              -0-
                  7209 Foothill Blvd.
                  Tujunga, CA  91042

Common Stock      All Officers and
                   Directors              37,440,300 shares(2)    71.6%(2)
                   as a Group that
                   consists of
                   four people

(1) The percent of class is based on 52,357,140 shares of common stock issued and outstanding as of January 9, 2001.
(2) Mr. George Tannous holds a 60% ownership interest in George Tannous & Affiliates Inc. The figures noted acknowledge the beneficial interest by Mr. Tannous of 18,000,000 common shares in BidBay.com held by George Tannous & Affiliates Inc.
(3)  Percentage is less than 1%.
(4) The shares held by George Tannous & Affiliates Inc. are voted by George Tannous.

                      DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized common stock of BidBay.com consists of 100,000,000 shares, with each share having a par value of $0.001 (the "common stock" or "common shares" or "shares"), of which 52,357,140 shares were issued and outstanding on January 9, 2001. There were 25,619 holders of the common stock as of January 9, 2001.

Holders of the common stock are entitled to one vote per share on all matters submitted to a vote of shareholders of BidBay.com and may not cumulate votes for the election of directors. Holders of the common stock have the right to receive dividends when, as, and if declared by the board of directors from funds legally available therefore. Upon liquidation of BidBay.com holders of the common stock are entitled to share pro rata in any assets available for distribution to shareholders after payment of all obligations of BidBay.com. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All shares of common stock have equal rights and preferences. All shares of common stock now outstanding are fully paid for and non-assessable.

BidBay.com has never paid a cash dividend on the common stock. BidBay.com currently intends to retain all earnings, if any, that might otherwise be paid as a cash dividend on the common stock, to increase the capital of BidBay.com to effect planned expansion activities and to pay dividends only when it is prudent to do so and BidBay.com's performance justifies such action.

CONVERTIBLE REDEEMABLE PREFERRED STOCK

The authorized preferred stock of BidBay.com consists of 10,000,000 shares, with each share having a par value of $0.001 (the "preferred stock" or "preferred shares"). BidBay.com designated 2,000,000 shares of 10% Convertible Redeemable preferred stock non-cumulative non-compounding at a purchase price of $2.50 per share. The holders of the preferred stock are entitled to annual dividends once declared and approved by BidBay.com's Board of Directors. The dividend is 25 cents per share per annum. Each share of preferred stock is convertible into one share of common stock. BidBay.com has the right to cause a partial or complete redemption of the shares at certain times and for specific redemption price.

BidBay.com has the option to redeem all or any portion of the preferred stock after June 15, 2000 by paying cash or shares of common stock of a publicly traded company having a market value equal to 110% of the original purchase price of the share plus a non-cumulative non-compounded dividend at the rate of 10% per annum. The redemption price may be paid in cash or, at the option of the preferred stockholder exercisable in the holder's sole discretion, in shares of the common stock of a publicly traded company, or in any combination of both cash and stock. For the purpose of determining the number of shares of common stock to be issued in a redemption of the preferred stock, the following formula applies: If the common stock is immediately tradable on the date of the redemption, then the number of shares will be calculated based on the average last sale price of the stock on the five (5) trading days immediately preceding the date of the declaration of the redemption. If the common stock is restricted pursuant of Rule 144 of the Securities Act of 1933, as amended, with any holding period remaining, then the number of shares will be calculated based on 90% of the average last sale price of the stock on the five (5) trading days immediately preceding the date of the declaration of the redemption. The redemption right relates to all shares, as adjusted for stock splits, stock dividends and similar events.

The preferred stockholders may convert each share of preferred stock into one share of common stock at any time after the shares are issued. BidBay.com does not have the right to require a conversion of the preferred stock to common stock.

Each share of the preferred stock has one vote to the same extent as the outstanding common stock. The common stock into which the preferred stock is convertible has the same voting right as the currently outstanding common stock.

              INTERESTS OF NAMED EXPERTS AND COUNSEL

  No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

   Michael A. Cane of Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

  Pritchett, Siler & Hardy, P.C., independent certified public accountants, of Salt Lake City, Utah audited our financial statements and presented their report with respect to the audited financial statements. The report of Pritchett, Siler & Hardy, P.C., was given upon their authority as experts in accounting and auditing.


          DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                  FOR SECURITIES ACT LIABILITIES

BidBay.com's articles of incorporation provide that BidBay.com will indemnify an officer, director, or former officer or director, to the full extent permitted by law.
This could include indemnification for liabilities under securities laws enacted for shareholder protection.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                    DESCRIPTION OF BUSINESS

BACKGROUND

The Company was initially incorporated in California in December, 1999 and was redomiciled in Nevada in March, 2000. The Company was founded by George Tannous, its current Chief Executive Officer. Mr. Tannous started trading on web auction sites in October, 1999. Because of his background in marketing, advertising, sales as well as his general business know-how, Mr. Tannous believed he could create an
auction website that could compete with existing sites.   He
retained the services of various individuals and BidBay.com
was formed.   Management plans on building and maintaining
BidBay.com as a stand-alone site.

Our software was initially developed in December, 1999, by Beyond Solutions, a software company in Santa Ana, California. Since that time, the software has been adapted and enhanced by our in house programmers Joe Bartfay, John
Adams and Phillip Casalegno. These programmers are important to BidBay.com. However, each programmer is well versed in all phases of our programming.

Today, the company offers users the opportunity to buy and sell products in over 2,200 categories including antiques, automobiles, dolls, collectibles, household items, toys, computers, jewelry, etc. Sellers will list the items for sale and, depending on the specific type of auction elected by the seller, hopefully the products will be sold to the highest bidder or bidders. Sellers can generally list their items for three to ten days. The BidBay.com service, permits sellers to list items for sale, buyers to bid on items of interest and all BidBay.com users to browse through listed items in an automated and topically-arranged online service that is available 24 hours a day, seven days a week. At the present time, the winning bidder or bidders are notified by email by the seller and shipping and payment arrangements are addressed at that time. Once money is received by the seller, the item is shipped to the winning bidder. The website provides buyers and sellers a place to rate each other, discuss topics of common interest and, ultimately, to conduct business in a trading environment.

Upon visiting the site, a person is invited to register by entering information and electing to become a member. Once a member, the person is eligible to buy or sell over our site. BidBay.com has over five million members and one million items listed for sale. BidBay.com has had over 29 million offers to purchase products, and over 10 million auctions since January, 1999.

BidBay.com offers daily prizes to its visitors as an incentive to register and view the auctions on the website. BidBay.com's goal is to make its website the most convenient place to bring buyers and sellers together as they form an "auction community". Each day the Company lists over one dozen "Featured Auctions" as well as "Hot Auctions". Such front page display provides a few lucky sellers with the recognition of being highlighted or featured on the main page of a site visited by potential buyers. Members may also create a personalized auction site using the free service called "My BidBay". This streamlines the buyer's opportunity to quickly stay abreast of on-going auctions in the areas of his or her interest.


Sellers may also take advantage of our image hosting technology. This allows the seller to include pictures of
the product or products offered for sale.   BidBay.com
believes that the image hosting technology adds value to the brand name. Photos increase the opportunities for successful auctions to occur. A series of help screens as well as a simple site map provides additional guidance to assist the internet user. In addition to live technical support available by telephone or email, BidBay.com provides a message board where the "auction community" may ask and receive auction advise from fellow members. BidBay.com also offers its members free email which can be accessed world-wide from the member's internet browser.

BidBay.com offers an internal charity auction site. This service allows a member to dispose of certain possessions and have the proceeds of the sale benefit their favorite charity. BidBay.com also provides buyer's the opportunity to shop locally or regionally for their products. This may be preferable if the buyer wishes to avoid the cost of shipping or the related delays. Some buyers who are new to online auctions may prefer this as it gives him or her the opportunity to inspect the products in person before expending any time, effort or money associated with making payment arrangements.

OUR REVENUE MODEL

Our auction went operational on January 15, 2000. Our number of members began at zero and has grown steadily since that time. As of April 30, 2001, we have over five million members. Out initial business strategy was to develop our member base. To encourage growth we did not charge any fees to our members for either buying or selling. Since January 15, 2000, our site has launched over 7,500,000 auctions. At the present time our site hosts over 100,000 auctions at any given time. The average duration of an auction is seven days. Accordingly, we average a start-up of over 14,000 new auctions each day. Visits to our site average over 1,000,000 per day.

At the present time our revenue model has two components.
The first is revenue from third parties who advertise on our site and in emails generated by our site. We offered advertising on our site beginning in September, 2000. By
December 31, 2000, advertising revenues totaled over $200,000.

Our second component is listing fees. Beginning on May1, 2001, we began charging listing fees for new auctions. Auctions already existing on that day as well as auctions BidBay.com was under contract to conduct on that day were grand fathered and were not charged fees. Listing fees range between $0.00 and $7.87 per auction depending upon the format of the listing.

Since inception and after creation of the web site, we have focused on member growth. We believe the rate of member growth will be in proportion to the advertising dollars we spend on promoting the site. It is impossible to make a meaningful estimate of the promotion cost to acquire one additional member. We do believe, however, that it takes
$10.00 in TV advertising for us to obtain a new member.

We estimate that our fixed costs to maintain our website and current operations without additional growth is $100,000 per month. We estimate our advertising revenues will soon provide that amount on an ongoing basis. However, our business plan calls for continued dynamic growth. The proceeds of this offering will be used in part to pay for the advertising and the promotions for that purpose.

SPEEDYCLICK

SpeedyClick, a division of Network Commerce Inc., a Washington corporation, created and operates an online entertainment site and maintains other affiliated sites. By contract dated May 26, 2000, SpeedyClick agreed to register SpeedyClick members with BidBay.com. SpeedyClick members are then notified of the BidBay.com registration and provided the opportunity to opt out of the BidBay.com registration. BidBay.com pays SpeedyClick $1.00 for each transferred registration that does not opt out of the BidBay.com registration. SpeedyClick has delivered an estimated 5,445,471 registered users under the contract.

SUPPORT OF OFFICERS AND DIRECTORS

BidBay.com has four officers and directors. George Tannous, our president and CEO and Yvonne Van, our vice president, work full time. Wester Cooley works for BidBay.com as needed and averages working approximately 32 hours a week. He has been known to work over 60 hours in a given week if needed. Fredrick Grossi, our chief financial officer, is self employed in tax preparation and representation. He works for BidBay.com on an as needed basis. At the present time he works approximately six hours per week. No member of management believes they have any conflict of interest that prevents them from giving BidBay.com the support that it reasonably needs at the present time.

MARKET

The concept of the online auction has been in existence on
the world-wide-web for sometime.  We have decided to create
an auction service that is reasonable in price and service
oriented.    In order to achieve our objectives, we
constantly monitor the operations of other auction sites.
We also review input from our members. Email is often sent to members to survey their satisfaction with our services and to solicit feedback on improvements and services they would like to see offered by BidBay.com. Members also have the opportunity to communicate with other members for feedback on auction techniques. In addition, BidBay.com makes available to members at no charge, a book describing ways members benefit from conducting auction sales.

We are confident of our ability to compete with companies such as eBay.com, Yahoo ! and Amazon.com. BidBay.com hopes to become a household name in this industry. Although we obtain new members by word of mouth, we continue to direct energy and effort toward bringing in new members on a continuous basis. This is accomplished by advertisement in various media such as television, radio, newspaper and other print and banners or tiles in other websites, which contain links to BidBay.com

COMPETITION

WE INTEND TO SUCCEED IN AN INTENSELY COMPETITIVE MARKET

The online personal trading market is a new, rapidly evolving and intensely competitive area. We expect competition to intensify in the future as the barriers to entry are relatively low, and current and new competitors can launch new sites at a nominal cost using commercially available software. Our primary competitors include other online auction sites. . These include most prominently Amazon.com, eBay.com, the Fairmarket Auction Network (an auction network including Microsoft's MSN, Excite@Home, Dell Computer, ZD Net, Lycos and more than 100 others), First Auction, Surplus Auction, uBid, Yahoo! In addition, BidBay.com faces competition from specialty retailers and exchanges in each of its categories of products.
Some competitors have longer operating histories, larger customer bases and greater brand recognition than we do. Some of these competitors also have significantly greater financial, marketing, technical and other resources. Other online trading services may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies. As a result, some of our competitors with other revenue sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to website and systems development than we are able to.

MARKETING

WE WILL DEVELOP OUR BIDBAY.COM BRAND NAME IN OUR EFFORT TO
ACHIEVE GROWTH

We believe that our future growth will be attributable, to some extent, by word of mouth. We also hope to obtain a strong benefit from high visibility media exposure. We believe that continuing to strengthen our brand is important to achieving widespread acceptance of our service. Promoting and positioning our brand will depend largely on the success of our marketing efforts and our ability to provide high quality services. In order to promote our brand, we will need to increase our marketing budget and otherwise increase our financial commitment to creating and maintaining brand loyalty among users.

TRANSACTIONS WITH PROMOTERS

Other than the purchase of his stock and the real property lease agreements and loans described herein under Certain
Relationships and Related Party Transactions, Mr.

Tannous has not entered into any agreement with us in which he is to receive from us or provide to us any thing of value. Mr. Tannous has acquired 10,000,000 shares of our common stock at a price of $0.001 per share. Mr. Tannous provided services valued at $10,000 for these shares. In addition, Donald Dayer acquired 10,000,000 shares of our common stock at a price of $0.001 per share at the inception of BidBay.com. Mr. Dayer also provided services valued at $10,000 for these shares. Mr. Tannous and Mr. Dayer working together originated the idea for BidBay.com. Pre-incorporation activities included all investigation and research about systems and processes needed to create and implement an online auction site. Each invested 200 hours valued at $50.00 per hour in these activities for total consideration of $10,000 each. The other 30,000,000 in common shares issued at the inception of BidBay.com was issued to George Tannous & Affiliates Inc. at a price of $0.001 per share and was paid for by services rendered to BidBay.com. Mr. George Tannous owns 60% of George Tannous & Affiliates Inc.

EMPLOYEES

As of January 9, 2001, BidBay.com had 17 employees in addition to management.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

For the next twelve months, BidBay.com will require significant additional capital to achieve our planned expansion. We estimate that our fixed costs to maintain our website and current operations without additional growth is $100,000 per month. Advertising revenues for the first three months of 2001 totaled over $300,000. It can therefore be argued that BidBay.com is generating sufficient revenues at this time to sustain operations. However, since advertising revenues only began in September of 2000, it is too soon to rely fully on this revenue on an ongoing basis. In addition, our current level of revenue only maintains currents systems. Without additional funding we are in jeopardy of not sustaining additional growth and keeping our technology current would our competitors.

Management estimates that in order to sustain growth and to update operating systems on an adequate basis, BidBay.com needs from $2,500,000 to $5,000,000 in equity capital over the next 12 months. The greater revenues sought by this offering will enable BidBay.com to become very aggressive in advertising and growth as well as aggressive in expanding its operating systems to sustain the growth.

BidBay.com's only potential source of equity capital in this offering. At the present time this offering will be sold by the officers and directors on a best efforts basis. If the officers and directors are not successful in selling the offering, we do not know how BidBay.com will raise the capital necessary to grow its business.
Assuming the capital needs are met, initially, BidBay.com will contract with IBM for the use of their database management db-2. Then, the Company will expand its computer servers to approximately 100 in number in order to accommodate millions of users as well as millions of products listed to be auctioned. Subsequently, the Company will launch a national advertising campaign on television, radio and billboards for the purpose of branding the name as well as the acquisition of new registered users. Then the

Company will incorporate a classified advertisement site linked to its main web page for those interested in advertising their product on a direct sale as opposed to an auction format. The classified section will be similar to major newspapers for businesses to market their services or employment.

The Company intends to increase the number of its employees to handle the additional demands associated with expansion of its customer base. Additional employees may be hired in the following departments: sales, customer service, technical support, website management and development, as well as administration. Furthermore, the Company will need to lease additional office space to accommodate the associated growth in number of employees and computer servers.

The Company plans to continue its current efforts in market research and development. As part of this process, the Company continuously surveys its auction community members and gains an understanding of the user's likes and dislikes. Based upon this feedback, the Company considers the merits of offering additional products and services and once again surveys its members to gauge the feasibility of planned expansions. During this time, the Company looks to the market to learn the approach used by competitors, if any, who face similar expansion challenges. Based upon constructive feedback, the Company would then decide whether or not the Company wishes to roll out such additional products or services during the next twelve months.

            MANAGEMENT'S DISCUSSION AND ANALYSIS
      OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000

For the year ended December 31, 2000, we earned revenues of $234,524. The revenues are primarily from banner insertion advertising or email insertion advertising. We expect these sources of revenue to continue in the future. The Company had no earnings from the date of inception, which is December 21, 1999, through December 31, 1999. We do not anticipate earning significant revenues until such time as we are able to begin charging sellers various fees including listing charges as well as a small transaction charge for each item sold on our auction site. Furthermore, we do not expect to generate significant revenues until such time as we have further developed a substantial customer base and affiliated additional merchants or other third parties to join us in support of our website-based advertisement strategy.

We incurred operating expenses in the amount of $5,939,224 during the year ended December 31, 2000. Such amount is made up of costs associated with business development, advertisement, promotion as well as general and administrative expense. Since we had so little revenue, we incurred a net loss of $5,719,240 for this accounting period. As of December 31, 2000, we had cash of $60,247.

During the next twelve months, the Company will respond accordingly to industry trends. The market is intensely competitive and new companies are entering the market while established companies continue to consider the opportunity to join in the online auction business arena. Personal online auction trading is relatively new, rapidly evolving and is the subject of broader ranges of goods serving particular business or consumer markets. During this period of time the Company will continue to devote more of its resources to marketing and promotional campaigns, while adopting reasonable pricing policies and looking for ways to further develop its website based auction services in an economically and efficiently manner. As new technology becomes available, our Company hopes to have the financing available to take advantage of such opportunities. At the present time the Company has no fixed commitments to acquire any capital equipment which would be material to the Company's financial position. Our competitors have experienced seasonable impact on its profitability. Our Company has not yet been in existence long enough to measure such trends and its potential impact on our organization. During the Christmas holiday season, there is the typical higher number of transactions posted to our website. Such trends have been recognized and the Company will respond accordingly during the next twelve months to take into account such higher volume of activity.

                    DESCRIPTION OF PROPERTY

We incurred leasehold improvements of $37,592 in 2000. The Company is renting its headquarters on a month to month basis from George Tannous & Affiliates Inc., a corporation whose majority shareholder is George Tannous, a director and the chief executive officer of BidBay.com. The space is adequate at the present time for housing the operations of BidBay.com. However, if the operations of BidBay.com increase at the rate projected by management, it will become necessary to relocate or find additional office space. Management does not believe that it will be difficult to obtain additional office space suitable to the needs of BidBay.com. Rent paid on the present space is $2,400 per month. The offices are located at 7209 Foothill Blvd., Tujunga, CA 91042.

BidBay.com was also the lessee of four other properties during the fiscal year ended December 31, 2000. The properties were located in Las Vegas, Nevada, Westwood, California, and two were located in Tujunga, California.
BidBay.com originally believed it would need a staff of regional sales people to promote the business and develop a member base. These properties were acquired to house and support that sales force. However, business sales strategies did not develop as anticipated. All sales are conducted out of the main office by telephone or electronic means. These four properties have, therefore, been let go.
Three of the leases have lapsed. The fourth will lapse in September of 2001.

      CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company is making payments related to a lease agreement which has George Tannous and Affiliates, a related party, as the lessee. The lease agreement is for office space located at three locations in Tujunga, California. The lease agreement is for five years beginning on April 1, 1999 and ending March 31, 2004. Monthly payments are scheduled for $2,200 for the first 24 months and monthly payments of $2,400 for the remaining 36 months. The Company had expensed $21,275 for the year ended December 31, 2000.

The Company is making payments related to a lease agreement which has George Tannous, a related party, as the lessee. The lease agreement is for office space located in Las Vegas, Nevada. The lease is for one year beginning October 26, 1999 and ending October 25, 2000. Payments are scheduled for $795 due monthly. The Company had expensed $3,409 for the year ended December 31, 2000.

The Company is making payments related to a lease agreement which has George Tannous, a related party, as the lessee.
The lease agreement is for office space located in Tujunga, California. The lease is for one year beginning March 1, 2000 and ending February 28, 2001. Payments were scheduled for $700 due monthly. The Company had made one lump sum payment of $9,100 during the year ended December 31, 2000.

The Company is making payments related to a lease agreement which has George Tannous, a related party, as the lessee. The lease agreement is for storage space located in Tujunga, California. The lease is for approximately one year beginning April 30, 2000 and ending April 20, 2001. Payments were scheduled for $50 due monthly. The Company had made one lump sum payment of $600 during the year ended December 31, 2000.

The Company is making payments related to a lease agreement which has George Tannous, a related party, as the lessee. The lease agreement is for office space located in Westwood, California. The lease is for two years beginning September 10, 1999 and ending September 9, 2001. Payments were scheduled for $3,500 due monthly for the first twelve months, and $4,625 due monthly for the last twelve months. The Company had expensed $40,047 during the year ended December 31, 2000.

For all properties listed above in this section, BidBay.com
paid a total of $74,431 in lease payments during the fiscal
year ended December 31, 2000.  All payments were made to
third party property owners and no moneys were paid to
George Tannous or George Tannous & Affiliates.   BidBay.com
intends to keep only the lease described in the first
paragraph under this section and allow the others to lapse
as their respective terms end.   BidBay.com expects that it
will pay $68,787 in lease payments during the fiscal year ending December 31, 2001. Management believes that each lease is or was on terms comparable with those that could have been reached with an unaffiliated third party.

During the Regulation D, Section 506 private placement offering, the Company received proceeds from approximately seventy non-accredited investors in excess of the allowed numbers. The Company gave these investors the option to have their money refunded or to purchase common stock from an officer or an entity related to the officer. These non-accredited investor proceeds of $80,500 and $202,674 were reclassified to related party payable for the officer and the entity related to the officer, respectively.

On or about December 31, 1999, the Company entered into an agreement with Donald Dayer, a related party stockholder, to compensate Mr. Dayer for services performed in reference to raising capital pursuant to the the Regulation D, Section 506 private placement offering. The agreement states that Mr. Dayer will receive a monetary commission of twenty five percent (25%) on all sales made by him. For the year ended

December 31, 2000, the Company has paid $1,012,794 to Mr.
Dayer for such services. The agreement also states that the contract may be canceled by each party upon written notice.
Management believes that these arrangements with Mr. Dayer for raising money were on terms comparable with those that could have been reached with an unaffiliated third party.

On or about November 19, 1999, the Company entered into an agreement with Donald Dayer, a related party stockholder, to compensate Mr. Dayer for business development services including, but not limited to incorporation, advertising, marketing, technical, site services, and user acquisition. The agreement states that Mr. Dayer will receive twenty-nine (29%) of all funds received, whether in the form of revenue or capital investment, until $1,500,000 is paid to the shareholder. The $1,500,000 may be increased or decreased if both parties agree to the change. For the year ended December 31, 2000, the Company has paid $1,174,841 to the shareholder. Mr. Dayer has been instrumental in the development of our business. In hind sight, however, management believes that these arrangements for business development could have been arranged on more favorable terms with unaffiliated third parties.

The decision to form BidBay.com and the development of the business plan was a joint effort between Mr. George Tannous and Mr. Donald Dayer. George Tannous had the ability to put together a physical location for BidBay.com and to staff and manage the day to day operations of the business. Donald Dayer had the ability to raise money and to promote the business in order to establish a user base for the web site. It was determined that George Tannous would be the principal shareholder of BidBay.com. BidBay.com then entered into two contracts as described above with Donald Dayer. The first contract provided Mr. Dayer with a 25% commission for all money raised. The second contract provided Mr. Dayer with an additional 29% of all money raised for promoting the business and developing the user base. After 16 months of operation, our user base is over five million members, making us one of the major online auction sites on the web. Mr. Dayer's involvement with BidBay.com is now limited to that of a shareholder owning 18.7% of our capital stock. He will have no claim to any of the proceeds of this offering.

Mr. Tannous has made various loans to BidBay.com to cover expenses during periods of cash shortages. At December 31, 2000, the net amount owed Mr. Tannous, taking into account all his transactions, was $394,475. Also, in separate transactions, Mr. Tannous has privately sold some shares of BidBay.com's common stock held by him to provide cash for his personal use. Mr. Dayer has also privately sold some of the shares originally issued to him. At December 31, 2000, Mr. Dayer had received advances in excess of the amounts due him under the two contracts resulting in a receivable of $167,352 due BidBay.com from Mr. Dayer.

    MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

  There is no public trading market for the common stock of BidBay.com. There are 52,357,140 outstanding common shares as of April 19, 2001. The Company is currently offering 6,000,000 common shares through this offering. We have also agreed to register an additional 234,000 for selling shareholders. The remaining shareholders will also be able to sell their shares after having met the holding requirements of Rule 144.

  Purchasers in the offering will be able to liquidate there investments either through a private or a public sale of their stock. Purchasers can arrange for a private sale of stock only through their own resources such as selling stock to family or friends. A public sale of stock into a public market is generally the only way for a stock holder in a company such as BidBay.com to liquidate his or her investment.

  Even though BidBay.com intends on obtaining a listing for its stock on the OTC Bulleting Board or on the NASDAQ market, there can be no assurance that it will be able to do so. If BidBay.com is unable to obtain such a listing, a market in the stock will not develop and purchasers will not be able to liquidate their investments.

  Since its inception, no dividends have been paid on BidBay.com 's common stock. BidBay.com intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

  At January 9, 2001, there were 25,619 shareholders of record holding BidBay.com's common stock.


                    EXECUTIVE COMPENSATION

Cash Compensation

Cash compensation awarded to, earned by, or paid to our executive officers for the year ended December 31, 2000 is as follows:

George Tannous, President and Chief Executive Officer:    $79,000
Yvonne Van Hoek, Vice President:                          $33,458
Wester Cooley, Vice President:                            $16,000

Stock and Option Compensation

Stock and option compensation awarded to, earned by, or paid to our executive officers for the year ended December 31, 2000 is as follows:

* 25,000 shares of common stock valued at $5.00 per share paid to Fredrick Gossi, our chief financial officer;

* options for the purchase of 44,000 common shares at an exercise price of $5.00 per share paid to Yvonne Van
   Hoek, our vice president; and

* options for the purchase of 44,000 common shares at an exercise price of $5.00 per share paid to Wester
   Cooley, our vice president.


                      FINANCIAL STATEMENTS

Index to Financial Statements:

1.  Independent Auditor's Report;

2.  Audited Financial Statements for the year ending December
    31, 2000, including:

  a. Balance Sheet, December 31, 2000

  b. Statements of Operations, for the year ended December
     31, 2000 and from inception on December 21, 1999 through December 31, 1999 and 2000

  c. Statement of Stockholders' Equity (Deficit), from inception on December 21, 1999, through December 31, 2000

  d. Statement of Cash Flows, for the year ended December 31, 2000 and from inception on December 21, 1999 through December 31, 1999 and 2000

  e. Notes to Financial Statements

                                BIDBAY.COM, INC.
                         [A Development Stage Company]

                             FINANCIAL STATEMENTS

                               DECEMBER 31, 2000

                               BIDBAY.COM, INC.
                       [A Development Stage Company]




                                  CONTENTS

				                                       PAGE
                                                               ----
-     Independent Auditor's Report                              F1


-     Balance Sheet, December 31, 2000                     F2 - F3


-     Statements of Operations, for the year
        ended December 31, 2000 and from
        inception on December 21, 1999
        through December 31, 1999 and 2000                      F4


-     Statement of Stockholders' Equity (Deficit),
        from inception on December 21, 1999
        through December 31, 2000                               F5


-     Statements of Cash Flows, for the year
        ended December 31, 2000 and from
        inception on December 21, 1999
        through December 31, 1999 and 2000                 F6 - F7


-     Notes to Financial Statements	                      F8 - F20

                       INDEPENDENT AUDITOR'S REPORT



Board of Directors
BIDBAY.COM, INC.
Tujunga, California

We have audited the accompanying balance sheet of Bidbay.com, Inc. [a development stage company] as of December 31, 2000, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2000 and for the periods from inception on December 21, 1999 through December 31, 1999 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bidbay.com, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year ended December 31, 2000 and for the periods from inception through December 31, 1999 and 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company was only recently formed, has incurred losses since its inception, has current liabilities in excess of current assets and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern.
Management's plans in regards to these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



/s/ Pritchett, Siler & Hardy, P.C.
PRITCHETT, SILER & HARDY, P.C.

February 16, 2001, except for Note 16 as to which the date is April 9, 2001

Salt Lake City, Utah

                             BIDBAY.COM, INC.
                     [A Development Stage Company]

                              BALANCE SHEET


                                 ASSETS


                                                       December 31,
                                                           2000
                                                       ------------
CURRENT ASSETS:
  Cash                                                 $     60,247
  Employee receivables                                        7,245
  Promotional inventory                                      47,545
  Related-party receivable                                  167,352
  Other current assets                                        2,075
                                                       ------------
        Total Current Assets                                284,464

PROPERTY AND EQUIPMENT, net                                 201,611

INTANGIBLE ASSETS:
   Registered user names, net	                            4,968,068
                                                       ------------
                                                       $  5,454,143
                                                       ============



                              [Continued]

                                  -F2-

                           BIDBAY.COM, INC.
                    [A Development Stage Company]

                            BALANCE SHEET
                             [Continued]


               LIABILITIES AND STOCKHOLDERS' EQUITY

                                                       December 31,
                                                           2000
                                                       ------------
CURRENT LIABILITIES:
  Accounts payable                                     $     95,836
  Payable to related party                                  394,475
  Investor deposits                                         137,800
  Accrued expenses                                          190,815
  Installment payable                                       480,987
  Current portion of note payable                             1,204
                                                        -----------
         Total Current Liabilities                        1,301,117

NOTES PAYABLE, less current portion	                         25,391

DEFERRED REVENUE                                            122,500

CONTINGENT LIABILITIES                                      530,000
                                                        -----------
         Total Liabilities                                1,979,008


STOCKHOLDERS' EQUITY:
  10% convertible redeemable Preferred stock,
   $.001 par value, 10,000,000 shares authorized,
   1,933,077 shares issued and outstanding                    1,933
  Common stock, $.001 par value, 100,000,000
   shares authorized, 52,357,141 shares
   issued and outstanding                                    52,357
  Capital in excess of par value                         14,744,614
  Deficit accumulated during the
   development stage                                     (5,769,240)
                                                         ----------
                                                          9,029,664

  Less subscription receivable:                          (5,554,529)
                                                         ----------
         Total stockholders' equity                       3,475,135
                                                        $ 5,454,143
                                                        ===========



The accompanying notes are an integral part of this financial statement.

                                  -F3-

                            BIDBAY.COM, INC.
                    [A Development Stage Company]

                       STATEMENTS OF OPERATIONS


                                                  From Inception
                                                   on December 21
                            For the                 1999 Through
                            Year Ended               December 31,
                            December 31,   ---------------------------
                               2000              1999           2000
                            ------------   --------------- -----------
REVENUE                     $    234,524    $     -        $   234,524
                            ------------   --------------- -----------

EXPENSES:
  Business development         1,367,887          -          1,367,887
  Advertising                    985,276          -            985,276
  Promotion                    1,004,621          -          1,004,621
  Payroll expenses               855,795          -            855,795
  Amortization and depreciation  498,266          -            498,266
  General and administrative     697,379         50,000        747,379
  Allowance for settlement
  of litigation                  530,000          -            530,000
                            ------------   --------------- -----------
     Total Expenses            5,939,224         50,000      5,989,224
                            ------------   --------------- -----------
LOSS FROM OPERATIONS          (5,704,700)       (50,000)    (5,754,700)
                            ------------   --------------- -----------
OTHER EXPENSES:
  Interest expense               (14,540)	        -           (14,540)
                            ------------   --------------- -----------
     Total Other Expenses        (14,540)         -           (14,540)
                            ------------   --------------- -----------
LOSS BEFORE TAXES             (5,719,240)       (50,000)   (5,769,240)

CURRENT TAX EXPENSE                 -             -              -

DEFERRED TAX EXPENSE                -             -              -
                            ------------   --------------- -----------
NET LOSS                    $ (5,719,240)  $    (50,000)  $(5,769,240)
                            ------------   --------------- -----------
LOSS PER COMMON SHARE               (.12)  $       (.00)  $      (.11)
                            ============   =============== ===========

The accompanying notes are an integral part of these financial statements.

                                   -F4-

                             BIDBAY.COM, INC.
                     [A Development Stage Company]

                  STATEMENT OF STOCKHOLDERS' EQUITY

          FROM THE DATE OF INCEPTION ON DECEMBER 21, 1999

                        THROUGH DECEMBER 31, 2000

		                                                     Deficit
                                                                   Accumulated
                    Preferred Stock     Common   Stock  Capital in  During the
                    ---------------     --------------  Excess of  Development
                    Shares   Amount     Shares   Amount Par Value        Stage
                   --------- ------- ---------- ------- ---------- -----------
BALANCE,
  December 21, 1999        -  $    -          - $     - $        -$          -

Issuance of
  50,000,000 shares
  common stock
  to founders for
  services, December
  1999, at $.001
  per share                -       - 50,000,000  50,000          -     (50,000)
-
                   --------- ------- ---------- ------- ---------- -----------
BALANCE,
  December 21, 1999        -       - 50,000,000  50,000          -     (50,000)

Issuance of
  preferred stock
  and common stock
  for cash,
  February 2000
  through December
  2000, at $2.50
  per unit of 1
  preferred share
  and .1 common
  share, net of
  $1,019,307 stock
  offering cost    1,733,077   1,733    173,308	    173  3,311,104           -

Issuance of
  common stock to
  employees for
  services, March
  through December
  2000, valued at
  $5.00 per share          -       -    102,500     103   512,398           -

Issuance of common
  stock for
  promotional
  giveaway, June
  2000, at $5.00
  per share                -       -    126,150     126    630,624           -

Issuance of common
  stock for cash,
  July 2000, at
  $5.00 per share          -       -     60,000      60    299,940           -

Declaration of
  cash dividends
  on preferred
  stock, August 2000,
  at the rate of $.25
  per outstanding
  share of preferred
  stock                    -       -          -       -   (483,269)          -

Issuance of common
  stock in payment
  of dividend payable
  on preferred stock,
  August 2000, at
  $5.00 per share          -       -     95,183      95    475,817           -

Issuance of preferred
  And common stock
  as payment for
  registered users,
  valued at $10,000,000
  or $5.00 per share
                     200,000     200  1,800,000   1,800  9,998,000           -

Net loss for the
  year ended
  December 31, 2000        -       -          -       -          -  (5,719,240)
                   --------- ------- ---------- ------- ---------- -----------
BALANCE,
 December 31, 2000 1,933,077 $ 1,933 52,357,141	$52,357 $14,744,614$(5,769,240)
                   ========= ======= ========== ======= ========== ===========

The accompanying notes are an integral part of these financial statements.

                               -F5-

                              BIDBAY.COM, INC.
                      [A Development Stage Company]

                         STATEMENTS OF CASH FLOWS

                                                  From Inception
                                                   on December 21
                            For the                 1999 Through
                            Year Ended               December 31,
                            December 31,   ---------------------------
                               2000              1999           2000
                            ------------   ------------   ------------

Cash Flows from Operating
Activities:
  Net loss                  $(5,719,240)   $   (50,000)  $ (5,769,240)
  Adjustments to reconcile
   net loss to net cash
   used by operating
   activities:
     Depreciation and
       amortization             498,265              -        498,265
     Stock issued for
       Services                 512,500         50,000        562,500
     Stock issued for
       Promotion                630,750              -        630,750
     Non-cash receivable       (100,000)             -       (100,000)
     Allowance for settlement
       of litigation            530,000              -        530,000
     Changes in assets and
       liabilities:
       (Increase) in employee
         receivables             (7,245)             -         (7,245)
       (Increase) in promotional
         inventory              (20,709)             -        (20,709)
       (Increase) in related-
         party receivable      (167,352)	           -       (167,352)
       (Increase) in other
         current assets          (2,075)             -         (2,075)
       Increase in accounts
         payable                 95,836              -         95,836
       Increase in payable to
         related party          394,475              -        394,475
       Increase in shareholder
         deposits               137,800              -        137,800
       Increase in accrued payroll
         and payroll taxes      190,815              -        190,815
       Increase in deferred
         Revenue                122,500              -        122,500
                            ------------   ------------   ------------
       Net Cash (Used) by
       Operating Activities  (2,903,680)             -     (2,903,680)
                            ------------   ------------   ------------

Cash Flows from Investing Activities:
       Purchase of equipment   (222,474)             -       (222,474)
       Payments on Installment
         payable               (419,013)             -       (419,013)
                            ------------   ------------   ------------
       Net Cash Provided
        (Used) by Investing
        Activities             (641,487)             -       (641,487)
                            ------------   ------------   ------------

Cash Flows from Financing Activities:
       Principal payments on
         notes payable             (241)              -           (241)
       Proceeds from preferred
         and common stock
         offering	            4,332,318               -      4,332,318
       Proceeds from common
         stock issuance	        300,000               -        300,000
       Dividends paid in cash    (7,356)              -         (7,356)
       Payment of stock
         offering costs	     (1,019,307)              -     (1,019,307)
                            ------------   ------------   ------------
       Net Cash Provided by
       Financing Activities   3,605,414               -      3,605,414
                            ------------   ------------   ------------
Net Increase (Decrease) in Cash  60,247               -         60,247

Cash at Beginning of Period           -               -              -
                            ------------   ------------   ------------
Cash at End of Period	$        60,247   $           -   $     60,247
                            ------------   ------------   ------------

Supplemental Disclosures of Cash Flow Information:
       Cash paid during the year
       and from inception for:
	   Interest	      $             -   $           -   $          -
         Income taxes   $             -   $           -   $          -

                                [Continued]

                                  -F6-

                              BIDBAY.COM, INC.
                      [A Development Stage Company]

                  STATEMENTS OF CASH FLOWS [Continued]


Supplemental Schedule of Non-Cash Investing and Financing Activities:

For the year ended December 31, 2000:
The Company issued 102,500 shares of common stock to employees for services valued at $512,500 or $5.00 per share.

The Company issued 126,150 shares of common stock for promotional giveaways valued at $630,750 or $5.00 per share.

The Company declared a dividend on preferred stock at the rate of $.25 per share or $483,269.

The Company issued 95,183 shares of common stock in lieu of cash dividends on preferred stock valued at $475,915 or $5.00 per share.

In May 2000, the Company purchased a boat for promotional inventory, from the president of the Company by assuming a notes payable with a balance of $26,835.

The Company has paid for 11,000,000 registered users valued at $1.00 each for a total of $11,000,000 through an agreement with Speedy Click. The $11,000,000 was payable with $1,000,000 cash, 200,000 shares of preferred stock and 1,800,000 shares of common stock valued at $5.00 each for a total of $10,000,000. A subscription receivable has been set up for 5,554,529 of the registered users ($5,554,529) as only 5,445,471 registered users have been received as of December 31, 2000.

For the period ended December 31, 1999:
The Company issued 50,000,000 shares of common stock to founders for services valued at $50,000 or $.001 per share.

The accompanying notes are an integral part of these financial statements.

                                  -F7-

                            BIDBAY.COM, INC.
                     [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Bidbay.Com, Inc. (The Company) was organized under the
laws of the State of California on December 21, 1999.   On March 3,
2000, the Company effected a change of domicile to Nevada. The company is considered to be in the development stage as defined in SFAS No. 7. The Company is engaging in the business of developing and marketing an internet auction site. The Company is marketing regional stores which would focus on auction activity within a specific region. The Company may also pursue other internet related business.

Proposed Public Stock Offering - The Company is proposing to make a public offering of 6,000,000 shares of its previously authorized but unissued common stock and 600,000 issued and outstanding shares owned by officers, directors, employees and a consultant of the Company.
This offering is proposed to be registered with the Securities and Exchange Commission on Form SB-2. An offering price of $10 per share has been arbitrarily determined by the Company. The Company will pay a 15% commission if brokers are used in the offering, otherwise the offering will be managed by the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering estimated to be approximately $116,500.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment - Property and equipment are stated at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in service. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed for financial statement purposes on a straight-line basis over the estimated useful lives of the assets, which ranges from five to seven years.

Intangible Assets - Registered users database resulting from agreements negotiated by management are recorded at fair value of cash and total stock issued. Registered users database is amortized over 36 months on a straight-line basis which represents the estimated period of benefit. [See Note 5]

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach for accounting for income taxes.

Dividend Policy - The Company has not paid any dividends on common stock to date and does not anticipate paying dividends on common stock in the foreseeable future. The Company has declared dividends on preferred stock which are payable in the form of cash and common stock [See Note 10].

Revenue Recognition - Online transaction revenues are derived primarily from placement of "banners" on the Company's website. The Company also derives revenue from insertion of advertisers banners in the Company's weekly emails to its registered users. Revenue is recognized in the periods when the advertising occurs.

                                  -F8-

                            BIDBAY.COM, INC.
                    [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Earnings (Loss) Per Share - The Company accounts for earnings per share in accordance with Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share", which requires the Company to present basic earnings (loss) per share and dilutive earnings (loss) per share when the effect is dilutive. [See Note 15]

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Advertising - The Company recognizes advertising expense in accordance with SOP 93-7 "Reporting on Advertising Costs." As such, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the cost of communicating advertising in the period in which the advertising space is used. For the year ended December 31, 2000 and 1999 advertising costs amounted to $985,276 and $0, respectively.

Website Costs - Costs incurred to develop the Company's website have been expensed as research and development costs. Costs to maintain and improve the site are also expensed as incurred.

Stock Based Compensation - The Company accounts for its stock based compensation in accordance with Statement of Financial Accounting Standard 123 "Accounting for Stock-Based Compensation". This statement establishes an accounting method based on the fair value of equity instruments awarded to employees as compensation. However, companies are permitted to continue applying previous accounting standards in the determination of net income with disclosure in the notes to the financial statements of the differences between previous accounting measurements and those formulated by the new accounting standard. The Company has adopted the disclosure only provisions of SFAS No. 123, accordingly, the Company has elected to determine net income using previous accounting standards. Stock issued to non-employees is valued based on the fair value of the services received or the fair value of the stock given up.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB Statement No. 133 (an amendment of FASB Statement No. 133.),", SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities - and Amendment of SFAS No. 133", SFAS No. 139, "Recission of SFAS No. 53 and Amendment to SFAS No 63, 89 and 21", and SFAS No. 140, "Accounting to Transfer and Servicing of Financial Assets and Extinguishment of Liabilities", were recently issued SFAS No. 136, 137, 138, 139 and 140 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Internet Advertising - EITF No. 99-17 was recently issued. The Company's policy is to recognize revenue and expense at fair value from an advertising barter transaction only if the fair value of the advertising surrendered in the transaction is determinable based on the Company's historical practice of receiving cash, marketable securities, or other consideration that is readily convertible to a known amount of cash for similar advertising from buyers unrelated to the Company. If the fair value of the advertising surrendered in the barter transaction is not determinable, the barter transaction is recorded based on the carrying amount of the advertising surrendered, which is likely to be zero.

                                  -F9-

                           BIDBAY.COM, INC.
                   [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has incurred losses since its inception, and has not yet achieved profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is continuing to promote its website and plans to raise additional revenues through enhancement fees. Management further proposes to raise any necessary additional funds not provided by operations through loans and/or through additional sales of its common stock. There is no assurance that the Company will be successful in raising additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 - PROMOTIONAL INVENTORY

The following is a summary of inventory (carried at the lower of cost or market value) as of December 31, 2000. The Company holds contests and giveaways for registered users of its site. Promotional inventory has been acquired for the purpose of providing prizes and awards to winners of these contests and giveaways.

                                         December 31,
                                 -----------------------------
                                      2000           1999
                                 ------------  ---------------
  Promotional inventory	         $     47,545   $            -
                                 ------------  ---------------
                                 $     47,545   $            -
                                 ============  ===============

At December 31, 2000 management estimated that a reserve for obsolescence was not necessary.

NOTE 4 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment - at cost, less accumulated depreciation as of December 31, 2000 and 1999:

                                      2000           1999
                                 ------------  ---------------
  Office and computer equipment  $    184,882   $            -
  Leasehold improvements               37,592                -
                                 ------------  ---------------
                                      222,474                -
  Less:  accumulated depreciation     (20,863)               -
                                 ------------  ---------------
                                 $    201,611   $            -
                                 ============  ===============

Depreciation expense for the year ended December 31, 2000 amounted to $20,863.

                                  -F10-

                             BIDBAY.COM, INC.
                     [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consist of an electronic database of registered users which have been purchased. The Company entered into various agreements with Speedy Click [a.k.a. Network Commerce, Inc.] to purchase a total of 11,000,000 registered users at the rate of $1.00 each for a total of $11,000,000. The Company has capitalized the costs associated with purchasing the registered users and has estimated their useful life to be 36 months. As of December 31, 2000, speedyclick has delivered an estimated 5,445,471 registered users. The following schedule details the carrying value at each year end.

                                      2000           1999
                                 ------------  ---------------
  Registered users               $  5,445,471  $             -
  Less:  accumulated amortization    (477,403)               -
                                 ------------  ---------------
                                 $  4,968,068  $             -
                                 ============  ===============

Amortization expense for the year ended December 31, 2000 amounted to
$477,403

NOTE 6 - RECEIVABLE / PAYABLE - RELATED PARTIES

Payable to related party - An officer/director/significant shareholder of the Company, and an entity related to him, has made various advances to and from the Company. At December 31, 2000 the net amount owed the related party and the other related entity was $394,475. The balance is non-interest bearing and payable on demand.

Related-party receivable - The Company entered into two agreements with Donald Dayer, a significant shareholder, relating to the development of the Company's business and the private placement of preferred stock. The shareholder is to receive a commission equal to 25% of funds raised through a Regulation D private placement. The shareholder is also to receive 29% from every dollar that is generated into the Company, whether it be in the form of revenue or capital investment up to a maximum of $1,500,000. [See Note 13]. At December 31, 2000, Mr. Dayer had earned $1,012,794 in commissions and $1,174,841 under the business development agreement. At December 31, 2000 Mr. Dayer had received 167,352 in excess of the amount owed him. The excess is shown as a receivable and will be offset against future payments due Mr. Dayer.

NOTE 7 - NOTES PAYABLE

The Company has agreed to assume a note payable for a boat previously held by an officer of the Company. The boat was recorded as a promotional inventory item and remains on the books at December 31, 2000. The note payable was originally taken out in September 1997, approximately $29,500 financed, imputed interest rate of 10%, payments of $317 due monthly for 180 months. The Company assumed the payments on the note payable in May 2000. The aggregate maturities required on notes payable at December 31, 2000 are as follows:

      December 31,
      ------------
          2001                     1,204
          2002                     1,330
          2003                     1,469
          2004                     1,623
          2005 and thereafter     20,803
                                --------
          Total                 $ 26,429

                                  -F11-

                             BIDBAY.COM, INC.
                     [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 8 - INSTALLMENT PAYABLE

The Company entered into several agreements with Speedy Click (aka Network Commerce, Inc.), wherein Speedy Click was to provide a total of eleven million registered users at $1.00 each for a total price of $11,000,000. Payment is to be paid in the form of $1,000,000 cash, 200,000 shares of preferred stock with an agreed upon value of $5.00 per share and 1,800,000 shares of common stock valued at $5.00 per share. Speed Click also agreed to purchase 60,000 shares of common stock from the Company for cash, at $5.00 per share. As of December 31, 2000 the Company has paid $519,013 in cash or receivable credits to Speedy Click and has issued 200,000 shares of preferred stock and 1,800,000 shares of common stock to Speedy Click.

There is a cash balance owing on the agreements of $480,987 as of December 31, 2000. Speedy Click has only provided 5,445,471 of the 11,000,000 registered users at December 31, 2000, so a subscription receivable of $5,554,529 has been recorded. The subscription receivable is classified on the balance sheet as a reduction to stockholders equity.

Advertisement Agreement - In November 2000, the Company entered into eight monthly agreements with Speedy Click wherein the Company will feature Speedy Click in its weekly newsletter to the Company's registered users. Each agreement is for $50,000 per month or a total of $400,000.

NOTE 9 - INVESTOR DEPOSITS

During the year ended December 31, 2000, the Company received proceeds from several non-accredited investors. The total number of non-accredited investors exceeded limitations of no more than thirty five non-accredited investors for a 506 regulation D offering. The non-accredited investors which exceeded the limit of thirty five were given the option of accepting a refund of their investments, purchasing common stock from the personal holdings of the Company's President, purchasing common stock from the personal holdings of a Company controlled by the Company's President, or providing documentation that the non-accredited investor is really an accredited investor. The Company has recorded the proceeds from the non-accredited investors which had not responded to the letters as a liability labeled Investor deposits in the financial statements at December 31, 2000.

NOTE 10 - CAPITAL STOCK

Preferred Stock - The Company authorized 10,000,000 shares of preferred stock, $.001 par value with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors.

Convertible Redeemable Preferred Stock - The Company has designated shares of 10% convertible redeemable non-cumulative non-compounding preferred stock at a purchase price of $2.50 per share. The holders of the preferred stock are entitled to annual dividends once declared and approved by the Company's Board of Directors. The dividend is 25 cents per share per annum. Each share of preferred stock is convertible into one share of common stock. The Company has the right to cause a partial or complete redemption of the shares.

                                  -F12-

                            BIDBAY.COM, INC.
                    [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 10 - CAPITAL STOCK [Continued]

The Company has the option to redeem all or any portion of the preferred stock after June 15, 2000 by paying cash or shares of common stock of a publicly traded company having a market value equal to 110% of the original purchase price of the shares plus a non-cumulative non-compounded dividend at the rate of 10% per annum. The redemption price may be paid in cash or, at the option of the preferred stockholder in shares of the common stock of a publicly traded company, or in any combination of both cash and stock. For the purpose of determining the number of shares of common stock to be issued in a redemption of the preferred stock, the following formula applies: If the common stock is immediately tradable on the date of the redemption, then the number of shares will be calculated based on the average last sale price of the stock on the five (5) trading days immediately preceding the date of the declaration of the redemption. If the common stock is restricted pursuant of Rule 144 of the Securities Act of 1933, as amended, with any holding period remaining, then the number of shares will be calculated based on 90% of the average last sale price of the stock on the five (5) trading days immediately preceding the date of the declaration of the redemption. The redemption right relates to all shares, as adjusted for stock splits, stock dividends and similar events.

The preferred stockholders may convert each share of preferred stock into one share of common stock at any time after the shares are issued. The Company does not have the right to require a conversion of the preferred stock to common stock.

Each share of the preferred stock has one vote to the same extent as the outstanding common stock. The common stock into which the preferred stock is convertible has the same voting right as the currently outstanding common stock.

During the year ended December 31, 2000, the Company issued 1,933,077 shares of preferred stock and received approximately $4.33 million in proceeds from sale of its preferred stock.

Dividends - The Company declared a $.25 dividend on 1,933,077 shares of preferred stock for a total of $483,269. Preferred shareholders were given the option to receive a payment in the form of cash or common stock at the rate of $5.00 per share. During the year ended December 31, 2000, $7,356 was paid in cash and $237,957 was paid with 95,183 shares of common stock at $5.00 per share. The dividend was recorded as a liquidating dividend and offset against Capital in Excess of Par.

Common Stock - The company authorized 100,000,000 shares of common stock, $.001 par value. During the year ended December 31, 2000, the Company made various issuances of common stock. The issuances are as follows:

The Company issued common stock as an incentive to investors purchasing
the Company's preferred stock.   The incentive was a ten percent common
stock to preferred stock ratio. During the year ended December 31, 2000, the Company issued 173,308 shares of common stock as part of the preferred stock incentive.

During the year ended December 31, 2000, the Company issued 102,500 shares to employees, officers and directors for consultation, programming, or other services rendered valued at $512,500, or $5.00 per share. During the year ended December 31, 2000, the Company issued 126,150 shares of common stock for website promotional purposes. The value of the promotion activities was $630,750 or $5.00 per share.

During July 2000, the Company issued 60,000 shares of its common stock for cash proceeds of $300,000 or $5.00 per share.

                                  -F13-

                            BIDBAY.COM, INC.
                    [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 10 - CAPITAL STOCK [Continued]

During 2000, the Company issued a total of 95,183 shares of its common stock for dividends declared, valued at $475,912, on its preferred stock.

In December 1999, the Company issued 50,000,000 shares of common stock to founders of the Company for services rendered, valued at $50,000, or $.001 per share.

The Company issued 1,800,000 shares of common stock for registered users valued at $9,000,000 or $5.00 per share.

NOTE 11 - STOCK OPTIONS

A summary of the status of the options granted under the 2000 stock option plan and other agreements at December 31, 2000 and 1999, and changes during the year and period then ended are presented in the table below:

                                2000              1999
                      ----------------------  -------------------------
                                    Weighted                  Weighted
                                    Average                   Average
                                    Exercise                  Exercise
                        Shares       Price        Shares        Price
                      ----------- ----------  -------------  ----------

Outstanding at
  beginning of period           - $        -              - $         -
Granted                   251,000       5.00              -           -
Exercised                       -          -              -           -
Forfeited                   2,000       5.00              -           -
Expired                         -          -              -           -
                      ----------- ----------  -------------  ----------
Outstanding at end of
  period                  249,000 $     5.00              - $         -
                      ----------- ----------  -------------  ----------
Exercisable at end of
  Period                        - $        -              -	$         -
                      ----------- ----------  -------------  ----------

Weighted average fair
  value of options
  granted                 251,000 $      .33              - $         -
                      ----------- ----------  -------------  ----------


The fair value of each option granted is estimated on the date granted using the Black-Scholes option pricing model, with the following weighted-average assumptions used for grants during the year ended December 31, 2000 and 1999: risk-free interest rate of 6.4% and 5.2%, expected dividend yield of zero, expected lives of ten years and expected volatility of 100% and N/A.

A summary of the status of the options outstanding under agreements at December 31, 2000 is presented below:

                             Options Outstanding
	         --------------------------------------------------
                               Weighted-Average  Weighted-Average
Range of          Number          Remaining          Exercise
Exercise Prices  Outstanding   Contractual Life        Price
---------------  ------------  -----------------  ---------------
$         5.00      249,000        10 years       $        5.00

                              Options Exercisable
                ------------------------------------------
                                          Weighted-Average
Range of                 Number               Exercise
Exercise Prices       Exercisable               Price
----------------  ------------------       ----------------
$          5.00           -                       -


                                  -F14-

                            BIDBAY.COM, INC.
                    [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 11 - STOCK OPTIONS [Continued]

The Company accounts for options agreements under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Had compensation cost for these options been determined, based on the fair value at the grant dates for awards under these agreements, consistent with the method prescribed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", the Company's net loss would have been the proforma amounts as indicated below:

                                   For the
                                 Years Ended	      From Inception
                                 December 31,             Through
                      -------------------------------   December 31,
                           2000           1999              2000
                      ----------------- ------------- --------------
Net Loss applicable to
common stockholders:
  As reported         $    (6,202,509)   $   (50,000)	$   (6,252,509)
  Proforma            $    (6,202,921)   $   (50,000)	$   (6,252,921)

Earnings per Share
  As reported         $          (.12)   $      (.00) $         (.12)
  Proforma            $          (.12)   $      (.00)	$         (.12)

NOTE 12 - RELATED PARTY TRANSACTIONS

Business development costs - The Company entered into an agreement with Donald Dayer, a significant shareholder of the Company, for services related to the development of the Company's business. The agreement states that the shareholder is to receive twenty-nine percent (29%) of all funds received, whether in the form of revenue or capital investment, until $1,500,000 is paid to the shareholder. The $1,500,000 may be increased or decreased if both parties agree to the change. The Company has paid $1,174,841 to the shareholder during the year ended December 31, 2000.

Stock offering costs - The Company entered into an agreement with Donald Dayer, a significant shareholder, for services related to a
Section 506 Regulation D offering. The agreement states the shareholder is to receive a commission of twenty five percent (25%) for all funds raised by him through the offering. The Company has paid $1,012,794 to Donald Dayer for the year ended December 31, 2000. These payments were offset against the proceeds from the offering.

Leases - The Company is renting property on a month to month basis from an officer of the Company or an entity related to him. The following describes the underlying leases on the properties held by the related parties:

- The Company is making payments related to a lease agreement which has George Tannous and Affiliates (GTA), a related party, as the leasee. The lease agreement is for office space located at three locations in Tujunga California. The lease agreement is for five (5) years beginning on April 1, 1999 and ending March 31, 2004. Monthly payments are scheduled for $2,200 for the first 24 months and monthly payments of $2,400 for the remaining 36 months. The Company had expensed $21,275 for the year ended December 31, 2000.

- The Company is making payments related to a lease agreement which has George Tannous (GT), a related party, as the leasee. The lease agreement is for office space located in Las Vegas Nevada. The lease is for one (1) year beginning on October 26, 1999 and ending October 25, 2000. Payments are scheduled for $795 due monthly. The Company had expensed $3,409 for the year ended December 31, 2000.

                                  -F15-

                             BIDBAY.COM, INC.
                     [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 12 - RELATED PARTY TRANSACTIONS [continued]


- The Company is making payments related to a lease agreement which has GT, a related party, as the leasee. The lease agreement is for office space located in Tujunga California. The lease begins March 1, 2000 and ends February 28, 2001. Payments were scheduled for $700 due monthly. The company had made one lump sum payment of $9,100 during the year ended December 31, 2000.

- The Company is making payments related to a lease agreement which has GT, a related party, as the leasee. The lease agreement is for storage space located in Tujunga California. The lease begins April 30, 2000 and ends April 20, 2001. Payments were scheduled for $50 due monthly. The Company had made one lump sum payment of $600 during the year ended December 31, 2000.

- The Company is making payments related to a lease agreement which has GTA, a related party, as the leasee. The lease agreement is for office space located in Westwood California. The lease begins September 10, 1999 and ends September 9, 2001. Payments were scheduled for $3,500 due monthly for the first twelve months and $4,625 due monthly for the last twelve months. The Company had expensed $40,047 during the year ended December 31, 2000.

During the year ended December 31, 2000, certain deposits for stock proceeds were deposited outside the Company accounts by GTA. The proceeds amounted to $214,953, which were used to cover Company expenses.

During the year ended December 31, 2000, certain deposits for stock proceeds were deposited outside the Company accounts by an officer of the Company. The proceeds amounted to $41,200 and were offset to payable-related party.

During the section 506 regulation D offering, the Company received proceeds from approximately seventy non-accredited investors in excess of the allowed numbers. The Company gave these investors the option to have their money refunded or to purchase common stock from an officer or an entity related to the officer. These non-accredited investors proceeds of $83,500 and $253,674 were reclassed to related party payable for the officer and the entity related to the officer, respectively.

Compensation to officers - For the year ended December 31, 2000 the Company paid cash compensation to its officers totaling $128,458. The Company also issued 25,000 shares of common stock, valued at $5.00 per share, and options to purchase 88,000 shares of common stock at $5.00 per share to its officers.

Advertising Revenue and Agreements - The company has entered into various agreements with an entity which is a shareholder of the Company including advertising agreements (Insertion Orders). [See note 8]

NOTE 13 - COMMITMENTS AND CONTINGENCIES

Litigation - The Company has been named as a co-defendant in a lawsuit involving a former employee of the Company. The President, other business entities of the President and the Company have been named in the suit. The Company has filed suit against the same former employee alleging that the former employee gained illegal access to certain of the Company's proprietary intellectual information for the purpose of doing harm to the Company and to steal customers from the Company.
The Company is in negotiations with the former employee and is hopeful that a settlement can be reached. [See Note 16].

                                  -F16-

BIDBAY.COM, INC.
[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 13 - COMMITMENTS AND CONTINGENCIES [Continued]


Securities Litigation - On August 22, 2000, the State of Pennsylvania issued against BidBay.com, Inc. and Donald Dayer a summary order to cease and desist from offering and selling BidBay securities within the Commonwealth of Pennsylvania in violation of the Pennsylvania Securities Act of 1972. Pennsylvania claimed that the securities were sold by a person or persons who were not licensed to sell securities within the state. Pennsylvania further alleged that the Company had omitted material facts from its offering materials.

The Securities Commission, on December 31, 2000, filed a complaint alleging that BidBay, Dayer, and another individual continued to offer for sale the securities of BidBay in violation of the cease and desist order. Sales of BidBay securities were made to three Pennsylvania residents for a total of $25,000 in proceeds. Each violation could result in civil penalties not to exceed $10,000 plus court costs.

The Company has been conducting negotiations with the Securities
Commission and subsequent to December 31, 2000, the Securities
Commission proposed a Consent to Permanent Injunction which contained various conditions. The Company subsequently made a counter proposal [See Note 16].

Other Potential Securities Claims - The Company sold securities in approximately 30 different states pursuant to a Form D. A few states have made inquiries into the offering and the Company has supplied information as requested. Enforcement actions have been brought against the Company by the states of Pennsylvania (See Above) and Utah. In the Utah action, the Company entered into a stipulation that it had paid a commission to a person for the sale of securities who was not duly licensed to sale securities in the State of Utah. The Company paid a fine of $1,000 to the State of Utah. The possibility exists that each of the states, where the Company sold securities, could bring allegations against the Company similar to those brought by the states of Pennsylvania and Utah. Legal counsel and Management are not able to predict the likelihood that any such allegations will be brought against the Company, nor can they predict the probable outcome of any claims in the event such claims are made. The Company has not made any accrual or allowance for any potential claims in its financial statements.

Consultant Agreement - The company has entered into an agreement with Donald Dayer ("Dayer") wherein the Company has agreed to compensate Dayer one million five hundred thousand dollars for his assistance in developing the Company's business. The fee will be paid over time by Dayer receiving 29% from every dollar that is generated into the Company whether it be in the form of revenue or capital investment.
The Company has also entered into an agreement with Dayer wherein
Dayer would market preferred and/or common stock of the Company offered through a Regulation D offering. Dayer is to receive 25% on all sales made by him including any resales after initial sales. This agreement only applies to funds raised privately by the Company that are assisted by Dayer and do not apply to any future public stock offerings the Company may undertake.

Advertising Agreements - In its normal course of business, the Company enters into agreements to sell advertising as well as agreements to purchase advertising. These commitments are for varying lengths of time but generally no longer than six months.

                                  -F17-

                             BIDBAY.COM, INC.
                     [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 14 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 Accounting for Income taxes. SFAS 109 requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting and any available operating loss or tax credit carryforwards. At December 31, 2000, the total of all deferred tax assets was $2,269,973 and the total of the deferred tax liabilities was $0. The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company's future earnings, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the deferred tax assets, the Company has established a valuation allowance of $2,269,973 as of December 31, 2000, which has been offset against the net deferred tax assets. The net change in the valuation allowance during the year ended December 31, 2000 amounted to approximately $2,269,973.

The components of income tax expense from continuing operations for the year ended December 31, 2000 consist of the following:
                                                     2000
                                                 -------------
Current income tax expense
  Federal                                        $           -
  State                                                      -
                                                 -------------
    Net tax expense                                          -
                                                 -------------
  Deferred tax expense (benefit) arising from:
    Excess of tax over financial
      accounting depreciation                    $    (146,646)
    Contribution carryover                              (1,300)
    Reserve for litigation settlement                 (211,099)
    Deferred Income                                    (48,792)
    Valuation allowance                              2,269,973
    Net operating loss carryforward                 (1,862,136)
                                                 -------------
      Net deferred tax expense                   $           -
                                                 -------------

Deferred income tax expense results primarily from the reversal of temporary timing differences between tax and financial statement income.

A reconciliation of income tax expense at the federal statutory rate to income tax expense at the Company's effective rate is as follows:

                                                      2000
                                                 -------------
Computed tax at the expected
  statutory rate                                        34.00%
                                                 -------------
State and local income taxes, net of
  federal benefit                                        5.83
Other                                                    (.14)
Valuation allowance                                    (39.69)
	___________
Income tax expense                                          -
                                                 -------------

As of December 31, 2000 the Company has net tax operating loss (NOL) carryforwards available to offset its future income tax liability of approximately $4,675,209 that expire in various years through 2020.

                                  -F18-

                             BIDBAY.COM, INC.
                     [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS


NOTE 14 - INCOME TAXES [Continued]


The temporary differences and carryforwards gave rise to the following deferred tax asset (liability) at December 31, 2000:

                                                     2000
                                                 -------------
Excess of tax over book accounting
  Depreciation                                   $     146,646
Net operating loss carryover                         1,862,136
Contribution carryover                                   1,300
Deferred income                                         48,792
Reserve for litigation settlement                      211,099


NOTE 15 - EARNINGS (LOSS) PER SHARE

The following data show the amounts used in computing earnings (loss) per share and the effect on income and the weighted average number of shares of dilutive potential common stock for the year ended December 31, 2000 and from inception on December 21, 1999 through December 31, 2000:

                                   For the          From Inception on
                                 Years Ended	      December 21,
                                 December 31,          1999 Through
                      -------------------------------   December 31,
                           2000           1999              2000
                      ----------------- ------------- --------------
Net (Loss)            $     (5,719,240) $     (50,000)$   (5,769,240)
Preferred dividends           (483,269)             -       (483,269)
                      ----------------- ------------- --------------
Loss available to
common shareholders   $     (6,202,509) $     (50,000)$   (6,252,509)
                      ----------------- ------------- --------------
Weighted average number
of common shares outstanding
used in earnings (loss)
per share during the
period                      50,674,640     50,000,000     50,656,697
                      ----------------- ------------- --------------


Dilutive earnings (loss) per share was not presented as its effect would be anti-dilutive.

NOTE 16 - SUBSEQUENT EVENTS

Proposed Public Stock Offering - The Company is proposing to make a public offering of 6,000,000 shares of its previously authorized but unissued common stock and 234,000 shares previously issued and outstanding owned by officers, directors, employees and a consultant of the Company. This offering is proposed to be registered with the Securities and Exchange Commission on Form SB-2. An offering price of $10 per share has been arbitrarily determined by the Company. The Company will pay a 15% commission if brokers are used in the offering, otherwise the offering will be managed by officers of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering estimated to be approximately $116,500.

                                  -F19-

                             BIDBAY.COM, INC.
                     [A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 16 - SUBSEQUENT EVENTS [Continued]

Stock Issuances - During January through March 2001, the Company issued 46,000 shares of preferred stock and 4,600 shares of common stock for $115,000 cash, or $2.50 per unit. Each unit consists of one share of preferred stock and one tenth share of common stock. The Company also issued 2,300 shares of common stock as a stock dividend relating to the 46,000 shares of preferred stock.

In January 2001, the Company issued 8,200 shares of its common stock for services rendered valued at $41,000, or $5.00 per share.

Litigation - During April 2001, the Company has negotiated a settlement with a former employee regarding litigation against and by the Company. Although the agreement is not yet signed, the Company expects the settlement to include the Company paying $30,000 and issuing 100,000 shares of common stock valued at $500,000 or $5.00 per share to the former employee. The Company also expects to receive the rights to two websites currently operated by the former employee. The Company has recorded a contingent liability in the amount of $530,000.

In March 2001, the Company submitted a counter proposal to the Pennsylvania Securities Commission to settle litigation pending in the Commonwealth of Pennsylvania. The counter proposal included the Company paying $3,000 in civil penalties, $4,000 in court costs and offering rescission to the Pennsylvania residents who bought the Company's securities. The potential cost related to the rescission offer would be $25,000 plus six percent interest. The Commonwealth Court has not yet approved the proposals and accordingly the settlement is still subject to change. The Company has included $25,000 in investor deposits liability for the possible rescission of these stock issuances.

                                  -F20-

        CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
            ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with BidBay.com's accountants since the formation of BidBay.com required to be disclosed pursuant to Item 304 of Regulation
S-B.

                          LEGAL OPINION

The validity of the issuance of shares of BidBay.com's common stock offered hereby has been passed upon for BidBay.com by Cane & Company, located in Las Vegas, Nevada.

                            EXPERTS

The audited financial statements of BidBay.com. at December
31, 2000, and for the period then ended appearing in this prospectus and registration statement have been audited by Pritchett, Siler & Hardy, P.C., Certified Public
Accountants, and are included in reliance upon such reports given upon the authority of Pritchett, Siler & Hardy, P.C.
as experts in accounting and auditing.

            WHERE CAN YOU FIND ADDITIONAL INFORMATION

A registration statement on Form SB-2, including amendments thereto, relating to the shares offered hereby has been filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in the prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to BidBay.com and the shares offered hereby, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the Commission's principal office location at 450 Fifth Street, N.W., Washington, D.C. 20549, the Northeast Regional Office location at 7 World Trade Center, 13th. Floor, New York, New York, 10048, and the Midwest Regional Office location at Northwest Atrium Center, 500 Madison Street, Chicago, Illinois 60661-2511 and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Commission. You may also obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a site on the world wide web at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.



Until           , all dealers that effect
transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the Offering. If given or made, such information or representation must not be relied upon as having been authorized by the

Company or any of the Underwriters. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

  BidBay.com's Articles of Incorporation eliminate, subject to certain exceptions, directors' personal liability to the Company or its stockholders for monetary damages for breaches of fiduciary duties. The Articles of Incorporation do not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the Nevada Corporate Code or (iv) for any transaction from which the director derived an improper personal benefit.

BidBay.com's Bylaws provide that BidBay.com shall indemnify its directors, officers, employees, and against to the fullest extent permitted under the laws of the state of Nevada. In addition, BidBay.com has entered or will enter into indemnification agreements with its directors and officers that provide for indemnification in addition to the indemnification provided in BidBay.com's Bylaws. The indemnification agreements contain provisions that may require BidBay.com, among other things, to indemnify its directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of BidBay.com or other entities to which they provide service at the request of BidBay.com and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. BidBay.com believes that these provisions and agreements are necessary to attract and retain qualified directors and officers. BidBay.com will obtain an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which BidBay.com is required to indemnify them, subject to certain exclusions.

             OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

BidBay.com will pay all expenses in connection with the registration and sale of the shares but will not pay selling commissions or discounts allocable to sales of shares by selling stockholders or any other fees in connection with the sale of such shares. The estimated expenses of issuance and distribution are set forth below.

Registration fees                                     $     16,500
Transfer agent fees                 Approximately            2,000
Costs of printing and engraving     Approximately            5,000
Selling Commissions (if incurred)   Approximately        9,000,000
Legal and accounting fees           Approximately           88,000
Standard & Poors Listing            Approximately            5,000

              RECENT SALES OF UNREGISTERED SECURITIES

There have been no sales of unregistered securities within the last three years which would be required to be disclosed pursuant to Item 701 of Regulation SB, except for the following:

During December 1999, in connection with its organization, the Company issued 50,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for services rendered valued at $50,000 (or $.001 per share). The transaction was an isolated transaction with three persons having close affiliations with either the Company or with an officer of the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering. George Tannous and Donald Dayer each received 10,000,000 of the shares and George Tannous & Affiliates received 30,000,000 of the shares.

From February, 2000, through March, 2001, BidBay.com sold 1,779,077 shares of preferred stock to an aggregate of 402 individual investors at the price of $2.50 per share. Each investor in the offering was also offered a premium equal to 10% of the amount invested which could be received in cash or in BidBay.com common shares at the election of the investor. 177,908 shares of BidBay.com common stock were issued as premium shares in connection with the offering at a price of $2.50 per share. The offering was exempt from registration under the Securities Act of 1933 pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933. The offering was solicited by Mr. Donald Dayer who acted as an independent contractor for BidBay.com. He contacted potential investors by telephone. He had reason to believe all persons contacted had accredited investor status. Management reasonably believes the offering was sold to a total of 33 investors as that number is calculated pursuant to Rule 501(e). Management reasonably believed immediately before the investment by each investor that the investor was either accredited or the investor either alone or together with a purchaser representative had knowledge and experience in financial and business matters capable of evaluating the merits and risk of the investment. There was no general solicitation or general advertising used in connection with the offering. Offering materials were distributed and a Form D describing the offering was filed.

In connection with the private offering discussed in the preceding paragraph, it came to the attention of management that BidBay.com had received offering proceeds totaling $283,174 from 70 investors who did not qualify to be investors under the terms of the offering. Management decided BidBay.com had to rescind its acceptance of their subscription agreements. In or around August, 2000, BidBay.com mailed a rescission offer to these investors offering a return of their investment proceeds. If investors did not accept the rescission, they could receive common stock owned by Mr. George Tannous on a one for one basis. Mr. Tannous did not own any preferred stock that could be exchanged. Since the preferred had been purchased for $2.50 per share, the exchange was valued at 2.50 per share. The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. The investors were closely connected with BidBay.com as prior shareholders and to each other as fellow shareholders. The offering was unique and for a special purpose. The size of the offering was insubstantial and did not use the machinery of a public distribution. Even though common stock was exchanged for preferred stock, it was the decision of the investors to do so after having turned down a cash reimbursement for the preferred stock purchase.

During March to December, 2000, the Company issued 102,500 shares of its previously authorized, but unissued common stock. The shares were issued to employees of BidBay.com for services rendered to BidBay.com valued at $512,501 or $5.00 per share. The transaction was an isolated transaction with persons having a close affiliation with the Company and was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Act because of not being part of a public offering. The offering was for a limited purpose and did not use the machinery of public distribution.

During June 2000, the Company issued 126,150 shares of its previously authorized, but unissued common stock. The shares were issued to persons who had visited the website of BidBay.com or had otherwise used the services of BidBay.com in the past. The shares were issued in a promotional giveaway at the rate of 5 shares person or to a total of 25,230 persons. The shares were valued at $5.00 per share. The transaction was not subject to the registration requirements under the Securities Act of 1933 because it did not constitute an offer or sale of securities pursuant to
Section 5 of the Act.

During July 2000, the Company issued 60,000 common shares of its previously authorized, but unissued common stock. The shares were issued for cash of $300,000 or $5.00 per share to Network Commerce dba Speedy Click. The transaction was an isolated transaction with one company which has a close business relationship with the Company and was exempt from registration under the Securities Act of 1933 pursuant to
Section 4(2) of the Act because of not being part of a public offering. The offering was for a limited purpose and did not use the machinery of public distribution.

During August 2000, the Company issued 95,183 shares of its previously authorized, but unissued common stock. The shares were issued by the board of directors as a dividend on preferred stock of BidBay.com which had been sold in the 506 offering commencing in February, 2000, and was outstanding at that time. The shares were valued at $5.00 per share. The transaction was not subject to the registration requirements of the Securities Act of 1933 because it did not constitute an offer or sale of securities pursuant to Section 5 of the Act.

During September, 2000, the Company issued 800,000 common shares of its previously authorized, but unissued common stock. The shares were valued at $5.00 per share and were issued in satisfaction of an installment payment obligation to Network Commerce dba Speedy Click. The transaction was an isolated transaction with one business which has a close business relationship with the Company and was exempt from registration under the Securities Act of 1933 pursuant to
Section 4(2) of the Act because of not being part of a public offering. The offering was for a limited purpose and did not use the machinery of public distribution.


During November, 2000, the Company issued 1,000,000 common shares of its previously authorized, but unissued common stock. The shares were valued at $5.00 per share and were issued in satisfaction of an installment payment obligation to Network Commerce dba Speedy Click. The transaction was an isolated transaction with one entity which has a close business relationship with the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering. The offering was for a limited purpose and did not use the machinery of public distribution.

During December, 2000, the Company issued 200,000 preferred shares of its previously authorized, but unissued preferred stock. The shares were valued at $5.00 per share and were issued in satisfaction of an installment payment obligation to Network Commerce dba Speedy Click. The transaction was an isolated transaction with one enitity having a close affiliation with the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering. The offering was for a limited purpose and did not use the machinery of public distribution.

EXHIBITS

  Copies of the following documents are filed with this Registration Statement, Form SB-2, as exhibits:

Exhibit No.

3.1    Articles of Incorporation(1)
3.2    By-Laws(1)
4.1    Share Certificate(1)
5.1    Opinion of Cane & Company, LLC, with consent to use (1)
10.1   Material Contract - Speedyclick.com Services Agreement(1)
10.2   Material Contract - Letter of Agreement(1)
10.3   Material Contract - Business Development Agreement(1)
23.1   Consent of Pritchett, Siler & Hardy, P.C., Certified
       Public Accountants

(1)  Previously filed as an exhibit to the Company's Form
SB-2 on January 16, 2001.


                            UNDERTAKINGS

BidBay.com will:

   (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration to:
   (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
   (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
   (iii) Include any additional or changed material information on the plan of distribution.
   (2)   For determining liability under the Securities
Act, treat each post-effective amendment as anew registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
   (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
  If an underwriter is used in the offering, BidBay.com will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
  Insofar as indemnification for liabilities arising under the Securities act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

  In accordance with the requirements of the Securities
Act of 1933, the registrant certifies that it ahs reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Tujunga, California, on May 10, 2001.

                             BidBay.com, Inc., a Nevada
                             corporation

                             By: /s/ George Tannous
                                ------------------------
                                George Tannous
                                Principal Executive Officer

In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.

                                 /s/ George Tannous
                                ------------------------
                                George Tannous
                                Principal Executive Officer
                                Principal Accounting Officer
                                May 10, 2001

                                /s/ Yvonne Van Hoek
                                ------------------------
                                Yvonne Van Hoek
                                Director
                                May 10, 2001

                                /s/ Wester Cooley
                                ------------------------
                                Wester Cooley
                                Director
                                May 10, 2001

                                /s/ Fredrick Grossi
                                ------------------------
                                Fredrick Grossi
                                Principal Financial Officer
                                May 10, 2001